Exhibit 10.1

OFFICE LEASE

        THIS LEASE (as it may be amended from time to time, this "Lease"), is made and entered into as of the 4 day of May, 2006, by and between HIGHWOODS/TENNESSEE HOLDINGS, L.P., a Tennessee limited partnership (“Landlord”), and HEALTHWAYS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

        WHEREAS, Tenant desires to lease for its headquarters that parcel of land located in Franklin, Williamson County, State of Tennessee, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, which consists of approximately fourteen acres (the “Land”), together with a building containing approximately 255,041 square feet of rentable area to be constructed by Landlord on the Land, to be known as the Cool Springs V Building (the “Building,” and together with all parking, sidewalks and other amenities to be constructed on the Land, the “Project”) (the Land and the Project being together called the “Premises”); and

        WHEREAS, Landlord is willing to construct the Building on the Land and lease the Premises to Tenant, all in accordance with the terms of this Lease; and

        WHEREAS, Tenant is willing to lease the Premises from Landlord in accordance with the terms of this Lease; and

        WHEREAS, Landlord has agreed to participate with The Industrial Development Board of Williamson County, Tennessee to achieve certain reductions in Tax Costs attributable to the Premises, as hereinafter set forth.

        NOW, THEREFORE, upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, all in accordance with the terms of this Lease, as follows:

ARTICLE 1

DEFINITIONS

1.1 As used in this Lease, including without limitation the Recitals hereof, the following terms shall have the following meanings, unless the context requires otherwise:

(a)	“Additional Rent” has the meaning set forth in Section 6.3 hereof.

(b)	“Affiliate” has the meaning set forth in Section 10.2 hereof.

(c)	“Alterations” has the meaning set forth in Section 9.1 hereof.

(d)	“Annual Certificate” has the meaning set forth in Section 6.4(b) hereof.

(e)	“Architectural Allowance” has the meaning set forth in Section 4.2 hereof.

(f)	“Architectural Costs” has the meaning set forth in Section 4.2 hereof.

(g)	“Assign” has the meaning set forth in Section 10.2 hereof.

(h)	“Assignment” has the meaning set forth in Section 10.2 hereof.

(i)	“Audits” has the meaning set forth in Section 28.1(d) hereof.

(j)	“Auditors” has the meaning set forth in Section 28.1(d) hereof.

(k)	“Bankruptcy Code” has the meaning set forth in Section 18.1 hereof.

(l)	“Base Building Improvements Costs” means the actual and documented sum of all commercially reasonable soft and hard costs incurred by Landlord in good faith in connection with the development of the Project, including without limitation, costs and expenses for: (i) the acquisition and development of the Land; (ii) design, permitting, and construction of the Base Building Improvements; (iii) Interest Costs (as defined below); TI Allowance; Architectural Allowance, and (iv) development overhead. Base Building Improvement Costs include, without limitation, all costs for sitework, construction (including the cost of all materials, supplies, and labor used or supplied, supervision and general conditions and any contractor’s fees), insurance, legal costs, brokerage fees and commissions architectural fees and expenses, engineering fees and expenses, performance bond(s), letters of credit or other security required of any Contractor by any applicable governmental entity and any other performance bond(s) required by Landlord, utility excess facility charges, testing, water treatment, fire alarm, landscaping (including relocation of existing landscaping) and permits (including, without limitation, traffic impact and capacity fees, regardless of whether paid in cash or by credits), all without duplication. Base Building Improvement Costs shall exclude any costs incurred by Landlord as a result of its breach of this Agreement, any costs to cure construction defects, any costs for services or materials provided by an Affiliate of Landlord to the extent such costs exceed the amount that would have been incurred if such services or materials had been provided by a non-related party, and any costs covered by insurance or otherwise reimbursed by a third party. The term “Interest Costs” shall mean Landlord’s cost of capital for the Base Building Improvement Costs (exclusive of Interest Costs). Interest Costs shall start to accrue from the Effective Date of the Lease. Interest Costs for any partial month shall be prorated. Landlord and Tenant agree that the Base Building Improvements Costs set forth on Exhibit G attached hereto constitute a mutually accepted estimate of the elements of the Base Building Improvements Costs.

(m)	“Base Building Improvements” means the Building (exclusive of Tenant Improvements), the parking areas, and all other structures and improvements to be constructed or installed pursuant to the Building Plans.

(n)	“Base Rent” has the meaning set forth in Section 6.1 (a) hereof.

(o)	“Base Rent Rate” has the meaning set forth in Section 6.1 (b) hereof.

(p)	“Building” has the meaning set forth in the Recitals.

(q)	“Building Plans” has the meaning set forth in Section 3.1 hereof.

(r)	“Building Sign” has the meaning set forth in Section 13.1 hereof.

(s)	“Business Day” means any day on which commercial lending institutions having an office in Nashville, Tennessee are officially open for business.

(t)	“Commencement Agreement” has the meaning set forth in Section 2.4 hereof.

(u)	“Commencement Date” has the meaning set forth in Section 2.1 hereof.

(v)	“Completion Date” has the meaning set forth in Section 3.4 hereof.

(w)	“Contractor” shall be determined by Landlord and reasonably approved by Tenant.

(x)	“Controlling Percentage” has the meaning set forth in Section 10.2 hereof.

(y)	“Deadline Date” has the meaning set forth in Section 2.3 hereof.

(z)	“Default Rate” means three (3) percentage points higher than the Prime Rate, but not to exceed the Maximum Rate.

(aa)	“Delays” has the meaning set forth in Section 2.3 hereof.

(bb)	“Effective Date” has the meaning set forth in Section 29.1 hereof.

(cc)	“Environmental Laws” has the meaning set forth in Section 28.1(a) hereof.

(dd)	“Escrow Account” has the meaning set forth in Section 18.2(c)(vi) hereof.

(ee)	“Event of Bankruptcy” has the meaning set forth in Section 18.1 hereof.

(ff)	“Event of Default” has the meaning set forth in Section 15.2 hereof.

(gg)	“Expiration Date” means the last day of the Term.

(hh)	“Headquarters Sales Tax Credit” has the meaning set forth in Section 34.3 hereof.

(ii)	“IDB” has the meaning set forth in Section 34.1 hereof.

(jj)	“IDB Lease” has the meaning set forth in Section 34.1 hereof.

(kk)	“IDB Transaction” has the meaning set forth in Section 34.1 hereof.

(ll)	“Insolvency Laws” has the meaning set forth in Section 18.1 hereof.

(mm)	“Insurance Costs” means the costs for casualty, liability and rent loss insurance applicable to the Premises and Landlord’s personal property used in connection therewith (to the extent Landlord’s personal property is used in connection with properties other than the Premises, such cost shall be prorated based on the time such personal property is used in connection with such properties and the time such personal property is used in connection with the Premises) as required by Article 11 hereof.

(nn)	“Investigation” has the meaning set forth in Section 6.4(b) hereof.

(oo)	“Land” has the meaning set forth in the Recitals.

(pp)	“Landlord” has the meaning set forth in the Introductory Paragraph hereof.

(qq)	“Landlord Event of Default” has the meaning set forth in Section 15.8 hereof.

(rr)	“Landlord Parties” has the meaning set forth in Section 34.1 hereof.

(ss)	“Landlord’s Architect” means Earl Swensson Associates.

(tt)	“Landlord’s TI Plan Revisions” has the meaning set forth in Section 3.2 hereof.

(uu)	“Laws” means all laws, ordinances, rules, regulations, statutes, codes, acts and ordinances, including without limitation, the Americans with Disabilities Act and regulations thereunder and the Municipal Code of Franklin, Tennessee, as the same may be amended from time to time.

(vv)	“Lease” has the meaning set forth in the Introductory Paragraph hereof.

(ww)	“Lease Year” means any twelve (12) month period that commences on the Measurement Date or any subsequent anniversary of the Measurement Date, except for the first Lease Year, which shall commence on the Commencement Date and shall have a term of twelve (12) months plus any partial month in which the Commencement Date occurs.

(xx)	Intentionally Deleted.

(yy)	“Maximum Rate” means the greater of (a) the maximum interest rate allowable by Tennessee law on the Effective Date, or (b) the maximum interest rate from time to time then allowable by Tennessee law, or (c) the maximum rate allowable by any other law found to apply to the interest rate provisions of this Lease on the Effective Date, or (d) the maximum rate from time to time then allowable by any other law then determined to apply to the interest rate provisions of this Lease.

(zz)	“Measurement Date” means the first day of the month immediately succeeding the Commencement Date.

(aaa)	Intentionally Deleted.

(bbb)	“Operating Expenses” means all operating expenses of the Premises as computed on the cash basis in accordance with generally accepted accounting principles consistently applied and shall include all expenses, costs and disbursements of every kind and nature that Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Premises, including but not limited to, the following:

(i)	Tax Costs, Insurance Costs and Utility Costs.

(ii)	Wages, salaries, taxes, insurance and benefits directly attributable to all employees engaged in operating, maintaining or providing security for the Premises and to personnel who may provide traffic control relating to ingress and egress between the parking areas and adjacent public streets (to the extent such employees or personnel are used in connection with properties other than the Premises, such cost shall be prorated based on the time such employees or personnel are used in connection with such properties and the time such employees or personnel are used in connection with the Premises).

(iii)	Amortization of the cost of installation of capital investment items over the useful life of such items, which capital investments are primarily for the purpose of reducing Operating Expenses; provided, however, the amount of such amortization included in Operating Expenses during any Lease Year shall not exceed the amount by which Operating Expenses were reduced during such Lease Year as a result of the installation of such capital investment items.

(iv)	Legal consultants’, appraisers’ and auditing fees incurred in connection with any good faith appeal for reduction of taxes of the Building.

(v)	The commercially reasonable fees of attorneys and other professionals for management purposes directly related to the operation of the Premises.

(vi)	Repairs and general maintenance of the Premises by Landlord as required by this Lease (including all supplies and materials used in the operation and maintenance of the Building but excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties).

(vii)	Janitorial and security for the Premises and the equipment therein.

(viii)	Fees paid by Landlord for management of the Premises, not to exceed four percent (4%) of the applicable Base Rent for the Premises per annum.

(ix)	Service contracts regarding sweeping, landscaping, window cleaning and other similar services in connection with the Building.

        Notwithstanding the foregoing, in no event shall the following be included in the definition of “Operating Expenses:"

(i)	Initial costs of the Building and capital repairs, except as otherwise listed in subparagraph 1.1(bbb)(iii) above;

(ii)	Debt service;

(iii)	Ground lease rental and related costs;

(iv)	Costs reimbursed by insurance proceeds, condemnation awards, warranties and services contracts or Tenant;

(v)	Salaries of officers, executives or partners of Landlord above the level of Building Manager;

(vi)	Amounts paid for any service unreasonably in excess of amounts paid for comparable services;

(vii)	Non-cash items (depreciation), except as otherwise listed in subparagraph 1.1(bbb)(iii) above;

(viii)	Capital items of any kind or nature, except as otherwise listed in subparagraph 1.1(bbb)(iii) above;

(ix)	Marketing costs and legal fees related to marketing and leasing the Building;

(x)	Late payment fees and tax penalties;

(xi)	Management fees, except as permitted above;

(xii)	Costs of sculptures, paintings or other objects of art;

(xiii)	Bad debt or rent loss;

(xiv)	Costs for entertainment, gifts, dining, travel, etc.;

(xv)	“Validated” parking;

(xvi)	“In-house” legal or accounting fees;

(xvii)	Landlord’s general corporate overhead;

(xviii)	Voluntary contributions; or

(xix)	Any costs associated with hazardous or toxic substances on the Building or Land.

(ccc)	“PILOT Act” has the meaning set forth in Section 34.1 hereof.

(ddd)	“PILOT Claim” has the meaning set forth in Section 34.1 hereof.

(eee)	“PILOT Program” has the meaning set forth in Section 34.1 hereof.

(fff)	“Permitted Use” has the meaning set forth in Section 5.1 hereof.

(ggg)	“Premises” has the meaning set forth in the Recitals and shall contain approximately 255,041 Rentable Square Feet.

(hhh)	“Prevailing Rate” has the meaning set forth in Section 33.3(a) hereof.

(iii)	“Prime Rate means the prime commercial lending rate as quoted in The Wall Street Journal (or similar publication if The Wall Street Journal is no longer published) in Money Rates as the prime rate on corporate loans at large United States money center commercial banks. The Prime Rate shall be adjusted on the date such prime rate changes.

(jjj)	“Punchlist Items” has the meaning set forth in Section 2.2(a) hereof.

(kkk)	“Ready for Occupancy” has the meaning set forth in Section 2.2 hereof.

(lll)	“Rebuild Period” has the meaning set forth in Section 19.1 hereof.

(mmm)	“Rent” has the meaning set forth in Section 6.2 hereof.

(nnn)	“Rentable Square Feet” or “RSF” means the square footage of the Building based on ANSI/BOMA Z65.1-1996 standards for the entirety of the Building.

(ooo)	“Revised Punchlist” has the meaning set forth in Section 3.4 hereof.

(ppp)	“Rules and Regulations” has the meaning set forth in Section 5.1 hereof.

(qqq)	“Tax Costs” means costs for taxes, including ad valorem property taxes, assessments and governmental charges attributable to the Premises, including without limitation any payments in lieu of ad valorem property taxes with respect to the Premises pursuant to the PILOT Transaction.

(rrr)	“Tenant” has the meaning set forth in the Introductory Paragraph hereof.

(sss)	“Tenant Improvements” has the meaning set forth in Section 3.3 hereof.

(ttt)	“Tenant Delays” means any delays caused by Tenant, or any employee, agent or contractor of Tenant (which contractor shall exclude the Contractor and Landlord’s Architect/Tenant’s Architect).

(uuu)	“Tenant’s Architect” means Earl Swenson Associates.

(vvv)	“Tenant’s Punchlist” has the meaning set forth in Section 3.4 hereof.

(www)	“Term” has the meaning set forth in Section 2.1 hereof.

(xxx)	“TI Allowance” has the meaning set forth in Section 4.1 hereof.

(yyy)	“TI Construction Costs” has the meaning set forth in Section 3.3 hereof.

(zzz)	“TI Estimates” has the meaning set forth in Section 3.3 hereof.

(aaaa)	“TI Plans” has the meaning set forth in Section 3.2 hereof.

(bbbb)	“TI Plans Completion Date” has the meaning set forth in Section 3.2 hereof.

(cccc)	“Unavoidable Delays” means delays due to labor disputes, lockouts, acts of God, enemy action, civil commotion, any pending or actual action or ruling by a court or administrative body prohibiting either party hereto from performing in accordance with the terms hereof, riot, governmental regulations not in effect at the date of execution of this Lease, conditions that could not have been reasonably foreseen by the claiming party, inability to obtain construction materials or energy, fire, unavoidable casualty or delays caused by arbitration (unless the arbitration was unreasonably requested by the claiming party), provided such matters are beyond the reasonable control of the party claiming such delay.

(dddd)	“Utility Costs” means the costs for utilities for the Building, including without limitation the cost of providing electricity, gas, water, sewer and heating and cooling as a result of operating the HVAC system serving the Premises.

1.2 The words “hereof,” “herein,” “hereunder,” and words of similar import, when used in this Lease, shall refer to this Lease as a whole and not to any particular provision of this Lease. Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number, and vice versa, as the concept shall require.

ARTICLE 2

TERM

2.1 Subject to and upon the terms, provisions and conditions herein set forth, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the Premises. The term of this Lease shall commence on the Commencement Date as determined pursuant to this Article 2 hereof (the “Commencement Date”). The term of this Lease shall be for fifteen (15) years commencing on the Commencement Date; provided, however, if the Commencement Date is not the first day of a month, then the term of this Lease shall be fifteen (15) years plus the partial month in which the Commencement Date occurs unless earlier terminated in accordance with the terms of this Lease (the “Term”). In addition, the Term shall include any and all renewals and extensions of the Term hereafter granted in accordance with the terms of this Lease.

2.2 The Commencement Date shall be the date when the Premises are “Ready for Occupancy” by Tenant for its intended use. “Ready for Occupancy” shall mean the first Business Day following the first weekend after the date that all of the following have occurred:

(a)	The Contractor and the Landlord’s Architect shall issue a certificate of substantial completion pursuant to the AIA form G704 stating that the Building has been substantially completed in accordance with the Building Plans and the Contractor and the Tenant’s Architect shall issue a certificate of substantial completion pursuant to the AIA form G704 stating that the Premises have been substantially completed in accordance with the TI Plans, notwithstanding that minor details of construction, mechanical adjustments or decorations that do not materially interfere with Tenant’s intended use of the Premises as set forth herein remain to be performed (“Punchlist Items”).

(b)	Landlord or the Contractor shall have obtained a Certificate of Occupancy (or temporary Certificate of Occupancy) for the Building, provided that such Certificate of Occupancy shall not be applicable to the two floors the finish of which is not planned to be completed as of the Commencement Date and for which Base Rent is being reduced as of the Commencement Date.

(c)	The Contractor, the Landlord’s Architect and the Tenant’s Architect shall certify in writing to the Landlord and Tenant that all sanitary, electrical, heating, ventilating and air conditioning systems serving the Premises and the Building are operational to the extent necessary to provide adequate services to the Premises as contemplated by the TI Plans.

(d)	Tenant and its invitees shall have access to the Building, the Premises and the parking spaces on the Land twenty four (24) hours a day, 365 days per year, subject to the terms and provisions of this Lease.

(e)	Without limiting the terms of Section 3.5 of this Lease, Landlord shall have provided Tenant with access to the Premises, at no charge to Tenant, at least thirty (30) days prior to the Commencement Date to permit Tenant to install equipment and furniture at the Premises and for no other purpose, provided that no Rent will accrue prior to the Commencement Date.

2.3 It is intended that the Commencement Date shall occur during the period commencing on or about March 1, 2008 and ending on or about March 1, 2009. In the event the Commencement Date has not occurred on or before March 1, 2009 (as it may be extended pursuant to this Section 2.3, the “Deadline Date”), Tenant shall have the right, subject to the terms of this Section 2.3, to terminate this Lease by delivering written notice of same to Landlord, provided that such written notice shall be ineffective if given after Tenant takes possession of any part of the Premises for the purpose of conducting its intended business operations or if given more than ninety (90) days after the Deadline Date. Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Deadline Date because of Tenant Delays or Unavoidable Delays (collectively “Delays”), and if Landlord provides Tenant with written notice of the cause for the Delays within fifteen (15) days after the occurrence of the Delays and a good faith estimate of the period of the Delays caused thereby, then the Deadline Date shall be extended by the number of days equal to the Delays subject to a limit of ninety (90) days for Unavoidable Delays and no limit for Tenant Delays. Prior to the Deadline Date as extended pursuant to this Section 2.3, (a) Landlord shall not have any liability whatsoever to Tenant on account of the Premises not being available for occupancy, and (b) this Lease shall not be rendered void or voidable as a result of such delay. In the event of Tenant Delays, Tenant shall commence paying Rent on the date that would have been the Commencement Date in the absence of such Tenant Delays. In the event of any delay on the part of Landlord, its employees, agents or contractors in making the Premises Ready for Occupancy that is not caused by Tenant, the Commencement Date of the Term and the obligation of the Tenant to pay Rent on the Premises shall be extended to the date the Premises are Ready for Occupancy.

2.4 On or about the Commencement Date, the Commencement Date, the Term, the Expiration Date, the Base Rent, the TI Allowance, the Architect Allowance, and the Rentable Square Feet in the Building shall be set forth in a commencement agreement prepared by Landlord and reasonably approved and executed by Tenant, in substantially the form attached hereto as Exhibit E (the “Commencement Agreement”).

ARTICLE 3

CONSTRUCTION OF THE BUILDING AND PREMISES BY LANDLORD

3.1 Landlord, at its sole cost and expense, shall have prepared detailed final plans and specifications for the construction of the shell of the Building (“Building Plans”), which Building Plans shall be in a form reasonably acceptable to Landlord and Tenant. Landlord, at its sole cost and expense except as otherwise provided herein, will cause the Building to be constructed substantially in accordance with the Building Plans. Landlord, its agents and contractors shall cooperate in good faith with Tenant to minimize the cost of the shell Building. Landlord shall submit the construction of the shell Building to Brasfield & Gorrie as general contractor, who shall entertain a competitive bidding process of not less than three (3) subcontractors for each trade unless otherwise agreed to by Tenant, provided, however, that at Tenant’s request Landlord shall submit the construction of the shell Building to no more than two (2) additional general contractors, and shall otherwise permit Tenant to observe and participate in the selection of the Contractor and the subcontractors for the construction of the shell Building. Landlord and Tenant hereby agree that Landlord shall design the Building with a thirteen (13) feet, four (4) inch distance between floor slabs to accommodate a raised floor of no more than four (4) inches. Tenant shall provide Landlord with specifications for its raised floor system no later than September 1, 2006. Once the Building Plans are complete, Landlord shall deliver to Tenant a copy of the Building Plans and the parties hereto shall attach as Schedule 1 hereof a Schedule of the final Building Plans. The parties hereto hereby agree that Schedule 1 will not be complete on the Effective Date but Landlord’s and Tenant’s failure to attach Schedule 1 hereto on the Effective Date shall in no way affect the validity of this Lease or any other term or provision hereof, except as provided in Section 35.1. Upon completion of the Building Plans and delivery of same to Tenant, the parties hereto agree that a Schedule of the final Building Plans will be prepared, attached hereto as Schedule 1 and initialed by the parties hereto.

3.2 Tenant, at its sole cost and expense subject to the terms of Section 4.3 hereof, agrees to furnish Landlord with detailed final tenant space plans and specifications (“TI Plans”) for the construction of the tenant improvements in the Premises on or before November 1, 2006. It is vital that the TI Plans be delivered to Landlord on or before November 1, 2006, in order to allow Landlord sufficient time to review the TI Plans, to discuss with Tenant any changes therein that Landlord believes to be necessary or desirable, to enable the Contractor to prepare the TI Estimates, and to substantially complete the Tenant Improvements within the time frame provided in this Lease. Tenant shall, however, use its reasonable best efforts to deliver to Landlord as much of the TI Plans as is possible prior to September 1, 2006. Tenant shall be solely responsible for the timely completion of the TI Plans and it is hereby understood that time is of the essence in connection with the completion of the TI Plans. Within ten (10) Business Days of Landlord’s receipt of the TI Plans, Landlord shall notify Tenant in writing of Landlord’s approval of the TI Plans or any suggested revisions to be incorporated in the TI Plans (“Landlord’s TI Plan Revisions”). Landlord shall approve the TI Plans as long as the TI Plans are (a) reasonably consistent with comparable Class A office space in buildings in the Nashville, Tennessee area, and (b) in compliance with all applicable Laws. This procedure shall be followed until Landlord has approved the TI Plans. Tenant shall cooperate with Landlord to incorporate as many of Landlord’s TI Plan Revisions as are reasonably acceptable to Tenant into the TI Plans until the parties’ agree on the final TI Plans. Landlord’s failure to respond to Tenant within said ten (10) Business Days shall constitute Landlord’s written approval of the TI Plans. Landlord and Tenant shall complete and approve the final TI Plans on or before January 1, 2007 (the “TI Plans Completion Date”). Landlord and Tenant agree to negotiate in good faith with each other to achieve the approval of the TI Plans. Any material changes or modifications that Tenant desires to make to the TI Plans after the TI Plans have been finalized shall be subject to Landlord’s prior written approval, with such approval not to be unreasonably withheld or delayed; provided that Landlord shall have sole and absolute discretion to approve or disapprove any improvements that may materially or detrimentally affect the structural integrity of the Building or that may interfere with the efficient operation of the Building, including but not limited to the distribution of ventilation, heating or cooling air or the operation of the HVAC systems. Any approval of the TI Plans by Landlord shall not constitute approval of any Tenant Delays and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Tenant Delays. Failure on the part of Tenant to deliver the TI Plans to Landlord in a timely manner or subsequent changes to the TI Plans requested by Tenant that delay construction of the Premises are to be regarded as delays caused by Tenant for the purpose of determining the Commencement Date of the Term and the obligation of the Tenant to commence payment of Rent.

3.3 After receipt and approval of the TI Plans, Landlord will cause the tenant improvements in the Premises to be constructed and installed substantially in accordance with the TI Plans (the “Tenant Improvements”). Prior to having the Contractor commence construction and installation of the Tenant Improvements, Landlord shall submit to Tenant written estimate(s) (the “TI Estimate(s)”) of all costs and expenses to be incurred in connection with the construction and installation of the Tenant Improvements to the Premises in accordance with TI Plans, including without limitation all amounts to be charged by the Contractor for performing such work and providing such materials, including the Contractor’s general conditions, overhead and profit, and costs incurred in connection with engineering, space planning and final workshop drawings (the “TI Construction Costs”). Notwithstanding the foregoing, Tenant and Landlord agree that the TI Estimates may consist of only one estimate from the Building shell Contractor, if both parties agree. Tenant shall approve the TI Estimates in writing within ten (10) Business Days after the receipt thereof. Landlord shall not be authorized to proceed with the construction and installation of the Tenant Improvements until the TI Estimate(s) are mutually agreed upon between Landlord and Tenant, approved in writing by Tenant and delivered to Landlord, such approval or disapproval to be delivered in the ten-Business Day period. Landlord covenants and agrees that all work performed in connection with the construction and installation of the Tenant Improvements at the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable Laws and the TI Plans. Landlord agrees to exercise due diligence in causing the construction and installation of the Tenant Improvements.

3.4 The Premises shall be deemed to be completed substantially in accordance with the TI Plans upon the issuance by the Contractor and the Tenant’s Architect of a certificate of substantial completion for the Premises on the AIA Form G704 and a Certificate of Occupancy from the appropriate governmental agency (the “Completion Date”), notwithstanding the existence of Punchlist Items. Within thirty (30) days after the Completion Date, Tenant shall have the right to inspect the Premises and deliver to Landlord a list of Punchlist Items that Tenant believes fail to comply with the TI Plans (“Tenant’s Punchlist”). In the event Landlord disagrees with any items on Tenant’s Punchlist, the Contractor and Tenant’s Architect shall review such disputed items and jointly issue a revised punchlist containing those items that the Contractor and Tenant’s Architect determine fail to comply with the TI Plans (the “Revised Punchlist”), which Revised Punchlist shall be binding on Landlord and Tenant. Landlord shall promptly make the repairs and renovations required by the Revised Punchlist. Landlord agrees to repair and correct any work or materials installed by Landlord or Contractor in the Premises that prove defective as a result of faulty materials, equipment or workmanship and that first appear within one hundred eighty (180) days after the Commencement Date or, provided any materials or work are covered by warranties, until such time as any applicable warranties, whether provided by a manufacturer, contractor or otherwise, have expired. Notwithstanding the foregoing, Landlord shall not be responsible for the repair or correction of any defective work or materials installed by Tenant or any contractor other than Contractor (or a subcontractor under the control or working on behalf of Contractor), or any work or materials that prove defective as a result of any act or omission of Tenant or any of Tenant’s employees, agents, invitees, licensees, subtenants, customers, clients or guests, including without limitation any damage to the finish of the Premises resulting from Tenant’s move into the Premises.

3.5 During construction and installation of the Tenant Improvements in the Premises, Tenant and Landlord shall cooperate in good faith and coordinate construction schedules to permit Tenant reasonable access to the Premises as soon as reasonably possible for the purposes of taking measurements, making plans, installing fixtures, furniture and equipment and doing such other work as may be appropriate or desirable to enable Tenant to eventually assume possession of and operate in the Premises, provided that (a) Landlord approves such access, such approval not to be unreasonably withheld, conditioned or delayed, and (b) such access does not interfere with or delay construction and installation of the Tenant Improvements.

3.6 Notwithstanding any other provision of this Lease, if the Tenant Improvements include a stairwell or stairwells between floors internal to and serving only the Premises, Tenant, shall be required to remove such stairwells and restore the Premises to a structurally sound condition on the termination of this Lease, unless Landlord waives such removal.

3.7 Throughout the construction process, Landlord agrees to look to Tenant’s designated representatives (which shall be Dennis Jackson and Brian Jaffe or such other representative of Tenant designated in writing by either Dennis Jackson or Brian Jaffe) for authorization for any change orders or other material decisions relating to the construction process.

ARTICLE 4

ALLOWANCES

4.1 Landlord will provide a tenant improvement allowance equal to Thirty Nine and 20/100 Dollars ($39.20) per Rentable Square Feet in the Premises (the “TI Allowance”) to be applied toward the TI Construction Costs, construction management, Tenant’s moving expenses or any other cost incurred by Tenant as a result of its relocation of offices to the Premises. Landlord shall be permitted to withdraw funds from the TI Allowance for any bona fide TI Construction Costs incurred by Landlord, including but not limited to cabling and other telecommunications installation. Landlord shall reimburse Tenant for costs permitted to be reimbursed from the TI Allowance within thirty (30) days of receipt of original invoices from Tenant.

4.2 In addition to the TI Allowance, Landlord will provide an architectural allowance in the amount of Three and 43/100 Dollars ($3.43) per Rentable Square Feet in the Premises (the “Architectural Allowance”) to be applied toward the costs incurred by Tenant for programming, design, space plans, construction documents and engineering costs incurred in connection with the TI Plans (the “Architectural Costs”). Tenant has selected Tenant’s Architect for the planning related to same.

4.3 Tenant shall be fully responsible for the payment of all TI Construction Costs in excess of the TI Allowance and all Architectural Costs in excess of the Architectural Allowance. Tenant agrees to pay to Landlord, promptly upon being billed periodically or otherwise, all TI Construction Costs in excess of the TI Allowance and all Architectural Costs in excess of the Architectural Allowance. All such excess TI Construction Costs and/or Architectural Costs shall constitute “Additional Rent” due hereunder within thirty (30) days after Tenant’s receipt of invoice(s) for such amounts. Upon substantial completion of the Premises and completion of all repairs and renovations required by the Revised Punchlist, any unused TI Allowance will be applied to reduce the Actual Cost and the resulting Base Rent Rate pursuant to Section 6.1 of this Lease.

ARTICLE 5

USE

5.1 The Premises may be used only for general office purposes and any other use reasonably related to Tenant’s business operations (the “Permitted Use”), and for no other use without Landlord’s prior written consent, provided, however, that any use involving the use of or resulting in the creation of chemicals, biohazards, medical waste, hazardous wastes, large or heavy equipment of a type not normally found within the general office environment or other uses that could have a material adverse impact upon the Building or the Premises shall require the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall never make any use of the Premises which is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted or which is in violation of the general rules and regulations as may be reasonably modified from time to time so long as Tenant’s rights hereunder are not detrimentally affected thereby (a copy of the rules are attached as Exhibit B and incorporated herein by this reference) (the “Rules and Regulations”), nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants applying to the Premises that are of record prior to the Effective Date unless otherwise agreed to in writing by Landlord and Tenant. Tenant may not make any use that is or may be a nuisance or trespass, which increases any insurance premiums (unless Tenant is willing to pay for such increase), or makes such insurance unavailable to Landlord on the Building. In the event of an increase in any of Landlord’s insurance premiums that results from Tenant’s use or occupancy of the Premises, if Tenant does not pay Landlord, on demand, the amount of such increase, Landlord may treat such use as a default hereunder.

ARTICLE 6

RENT

6.1                        (a)     As used herein, “Base Rent” shall be calculated on an annual basis per Lease Year and based upon the following schedule:

For	Through	Rate/RSF
Year 1	--	$ 16.38
Year 2	--	$ 18.42
Year 3	Year 5	$ 20.47
Year 6	Year 10	$ 22.57
Year 11	Year 15	$ 24.88

(b)	Each of the per Rentable Square Feet rates listed in Section 6.1(a) hereof shall be referred as the “Base Rent Rate”). The foregoing Base Rent Rate has been determined based upon a projected Base Building Improvements Costs of $240.00 per Rentable Square Foot (the “Projected Base Building Improvements Costs”). If the actual Base Building Improvements Costs is less than the Projected Base Building Improvements Costs, the Base Rent Rate for each period set forth above will be reduced in accordance with the same proportion that the actual Base Building Improvements Costs bears to the Projected Base Building Improvements Costs. By way of example, if the Base Building Improvements Costs were $238.00, or 0.991667 times the Projected Base Building Improvements Costs, then the Base Rent Rate for the first period would be 0.991667 times $16.38, rounded to the nearest whole cent, or $16.24. Once the final bids for the Base Building have been finally determined, the Base Building Improvements Costs and the resulting Base Rent Rate shall be set forth in a letter prepared by Landlord and reasonably approved and executed by Tenant.

(c)	Notwithstanding the foregoing, Tenant hereby agrees to reimburse and indemnify Landlord for the amount, if any, by which the Base Building Improvements Costs exceeds the Projected Base Building Improvements Costs. Such payment shall be made with the first monthly payment of Rent on the Commencement Date.

(d)	No Rent or any Additional Rent will accrue prior to the Commencement Date.

6.2 As used herein, the term “Rent” shall mean Base Rent plus Additional Rent. Base Rent shall be due and payable each Lease Year in twelve (12) equal monthly installments in advance. Tenant shall pay to Landlord Rent, on or before the first day of each calendar month during the Term, without previous demand or notice therefor by Landlord and without set off or deduction except as otherwise expressly set forth herein; provided, however, if the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date. For each monthly Rent payment Landlord receives after the fifth (5th) day of the month, Landlord shall be entitled to all remedies provided under Article 15 and Article 16 hereof, and a late charge in the amount of two and one-half percent (2.5%) of all Rent due for such month. If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all remedies provided under Article 15 and Article 16 hereof and a bad check fee in the amount of two and one-half percent (2.5%) of the amount of such check. Tenant shall mail all payments of Rent to Landlord at the following address:

Rent Payment Address:	Highwoods/Tennessee Holdings, L.P.
P.O. Box 409355
Atlanta, Georgia 30384
Tax ID# 56-1993393

In addition, Tenant shall have the option of paying Rent to Landlord by wire transfer or automatic draft to Landlord’s bank account as follows (or such other account upon at least thirty (30) days’ written notice to Tenant from Landlord):

Bank Name:	Bank of America
ABA #:	121000358
Account Number:	1233120751
Name on Account:	Highwoods/Tennessee Holdings, LP
Bank Contact:	Donna Davis
Bank Phone #:	(886) 367-1709
Lockbox Reference #:	409355

6.3 As used in this Lease, the term “Additional Rent” shall mean all sums and charges, excluding Base Rent, due and payable by Tenant under this Lease, including, but not limited to, the following:

(a)	sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same.

(b)	The Operating Expenses as set forth in Section 6.4 hereof.

        The Additional Rent pursuant to this Section 6.3 is estimated to be $6.50 per Rentable Square Feet of the Building provided such estimate shall not be binding upon Landlord or Tenant and shall not serve as a substitute for the actual Additional Rent as determined pursuant to this Lease.

6.4 (a) As Additional Rent, Tenant shall pay Landlord an amount equal to the Operating Expenses. Each Lease Year during the Term beginning with the first Lease Year, Landlord may estimate the Operating Expenses (the “Estimated Operating Expenses”), which Estimated Operating Expenses shall be estimated by Landlord in good faith. Thereafter, Landlord shall notify Tenant of such Estimated Operating Expenses. Said Estimated Operating Expenses shall be divided by twelve (12) and the quotient paid to Landlord monthly together with Base Rent on the same day the Base Rent is due and payable hereunder.

(b)	Within one hundred twenty (120) days after the conclusion of each Lease Year, Landlord shall furnish to Tenant a certificate (each an “Annual Certificate”), which Annual Certificate shall describe for the Lease Year in question (i) the actual amount of Operating Expenses, and (ii) the amount of the Estimated Operating Expenses actually paid by Tenant. If the Operating Expense for the Lease Year in question exceeds the Estimated Operating Expenses for the Lease Year in question, then Tenant shall pay such excess to Landlord within thirty (30) days after the delivery of such Annual Certificate. If the Estimated Operating Expenses for the Lease Year in question exceeds the Operating Expenses for the Lease Year in question, a credit shall be given by Landlord to Tenant against future Estimated Operating Expenses as they become due in an amount equal to such excess. After the Expiration Date, Landlord shall send Tenant the final Annual Certificate for the last Lease Year of the Term. Tenant shall pay any shortage in the Operating Expenses to Landlord within thirty (30) days after the delivery of such Annual Certificate to Tenant or Landlord shall pay any excess Estimated Operating Expenses to Tenant within thirty (30) days after the delivery of such Annual Certificate to Tenant. If this Lease expires or terminates on a day other than December 31, then the amount of the Operating Expenses shall be prorated on a 365-day calendar year (or 366 if a leap year). For a one (1) year period following the delivery of each Annual Certificate, (A) Landlord shall keep reasonably detailed books and records and shall afford Tenant reasonable access to Landlord’s books and records with respect to the information set forth in such Annual Certificate to enable Tenant to verify the amounts set forth in such Annual Certificate, and (B) Tenant, at its own expense except as provided hereinbelow, shall have the right to audit or cause to be audited by its accountants or other authorized representatives the information set forth in such Annual Certificate (the “Investigation”). If any such Investigation correctly discloses an inaccuracy in the information set forth in the applicable Annual Certificate, Landlord and Tenant, as necessary, shall pay to the other within thirty (30) days of written demand therefor the amounts required to correctly adjust between the parties hereto the accurate amount of Operating Expenses owed by Tenant to Landlord for the Lease Year in question, unless Landlord shall, within said thirty (30) day period, notify Tenant that Landlord questions or disputes the correctness of such Investigation. In the event that Landlord questions or disputes the correctness of such Investigation, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Landlord questioning or disputing such Investigation of Tenant’s accountants. Any Investigation conducted hereunder will be conducted during normal business hours and will not unreasonably interfere with normal business operations of Landlord. No such Investigation shall be commenced by Tenant more than one (1) year after the Annual Certificate for such Lease Year is received by Tenant unless a manifest error or willful misrepresentation has been identified, in which case Tenant may go back as many years as necessary to correct the error or expense. If any such Investigation discloses that Tenant has overpaid the Operating Expenses to which such Investigation relates by more than five percent (5%), Landlord shall pay to Tenant the costs of the Investigation incurred by Tenant. Any proprietary or confidential information obtained by Tenant pursuant to the provisions of this Section 6.4(b) shall be treated as confidential. The rights and obligations set forth in this Section 6.4(b) shall survive the expiration of the Term.

ARTICLE 7

SERVICES PROVIDED BY LANDLORD

7.1 Landlord shall cause to be furnished to the Building, or as applicable, the Premises, during business hours of 7:00 A.M. to 7:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. on Saturday (excluding National and State holidays), the following services; janitorial services (five (5) days a week after normal working hours), water (if available from city mains) for drinking, lavatory and toilet purposes, operatorless elevator service and heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, provided that heating and cooling conforming to the American Society of Heating, Refrigerating and Air-Conditioning Engineers (“ASHRAE”) and any other governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Landlord shall furnish the Premises with electricity for the maintenance of building standard lighting composed of 2’ x 4’ fixtures. Incandescent fixtures, table lamps, all lighting other than the aforesaid building standard, dimmers and all lighting controls other than controls for the aforesaid building standard lighting shall be serviced, replaced and maintained at Tenant’s expense. Landlord shall also furnish the Premises with electricity for all lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines. So long as Tenant remains liable for the obligations of this Lease, Landlord agrees to add, discontinue, increase or decrease any of the services provided pursuant to this Article 7 of the Lease upon request from Tenant provided Tenant shall pay all additional costs incurred as a result thereof. If Landlord now or in the future has the option of selecting from multiple providers of the same utility service or other supplier of services, Tenant shall be entitled to approve such providers or suppliers, such approval not to be unreasonably withheld, conditioned or delayed, but in no event shall Tenant have control of the identity of Landlord’s manager. Landlord shall have the right to enter and inspect the Premises and all electrical devices therein from time to time, provided that Landlord shall have no obligation to provide more than five (5) watts per usable square foot of electricity for convenience outlets serving the Premises. Except as may be approved in the TI Plans, Tenant shall not install equipment with unusual demands for electricity, heating or air conditioning without Landlord’s prior written consent, which Landlord may withhold if Landlord determines that in Landlord’s opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. If heat generating machines or equipment or other intensive activities shall be used or carried on in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord and Tenant shall cooperate in installing appropriate supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation and the cost of operation and maintenance thereof, shall be paid by Tenant. Without otherwise limiting Tenant’s rights and remedies under the law, there shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Notwithstanding anything herein to the contrary, in the event Tenant’s ability to reasonably conduct Tenant’s business at the Premises during normal operating hours as contemplated by this Lease is interrupted for ninety-six (96) continuous hours (inclusive of weekends) as a result of any of the foregoing services not being provided to Tenant, Base Rent shall abate for the period commencing on the expiration of such 96-hour period and ending at such time as Tenant is able to reasonably conduct Tenant’s business at the Premises during normal operating hours as contemplated by this Lease, provided that such abatement shall only be available to Tenant in the event such interruption is within Landlord’s dominion and control and not beyond Landlord’s power as contemplated by the concept of Unavoidable Delays.

7.2 Tenant shall promptly report to Landlord any defective condition in or about the Premises known to Tenant. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service except due to Landlord’s negligence or willful misconduct in fulfilling its obligations under this Lease.

ARTICLE 8

TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES;

LANDLORD’S DUTIES AND RIGHTS

8.1 Tenant’s occupancy of the Premises shall be Tenant’s representation to Landlord that Tenant has examined and inspected the Premises and the Tenant Improvements, finds the Premises to be as represented by Landlord, the Tenant Improvements constructed and installed in accordance with the TI Plans and the Premises and the Tenant Improvements satisfactory for Tenant’s Permitted Use, and Tenant’s occupancy of the Premises shall constitute Tenant’s acceptance of the Premises and Tenant Improvements “as is,” except for the Punchlist Items and any latent defects. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Any damage or destruction to the Building or the Premises (other than fire or other casualty contemplated by Article 19 hereof) due to Tenant’s moving into the Premises will be the sole responsibility of Tenant and shall not be eligible for placement on Tenant’s Punchlist. Tenant shall deliver at the end of the Term each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by casualty and condemnation excepted. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises except upon written notice by Landlord.

8.2	(a) Except for repairs and maintenance that Landlord must make under this Article 8, Tenant shall pay for and make all other repairs, maintenance and replacements to the Premises and the Building, including

Building fixtures and equipment, the raised floors, interior walls, all parking facilities, and all exterior systems serving multiple floors in the Building, such as mechanical, electrical, HVAC, sprinkler and plumbing.

(b)	Notwithstanding the terms and provisions of Section 8.2(a) hereof, Tenant shall not be responsible for repairing, maintaining and/or replacing the roof, foundation, exterior walls and other structural components of the Building or the capital equipment used in conjunction with the Building and Landlord hereby assumes responsibility for repairing, maintaining and replacing such portions of the Premises, at its sole expense.

(c)	Repairs, maintenance and/or replacements that Landlord is required to make pursuant to this Section 8.2 shall be made promptly in a manner consistent with other Class A office buildings in the Nashville, Tennessee area after Landlord’s receipt of notice from Tenant or Landlord’s having actual knowledge of the need for the repair, maintenance and/or replacement.

8.3 Tenant shall: (a) keep the Premises and fixtures therein in good order, including without limitation, performing any repairs and/or maintenance necessary to maintain the Premises and fixtures therein in good condition and state of repair; including without limitation complying with the terms and provisions of Section 8.2(b) hereof; (b) repair and maintain special equipment or decorative treatments installed by or at Tenant’s request and that serve the Premises, except if this Lease is ended because of casualty loss or condemnation; and (c) not commit waste in the Building and/or the Premises. On termination of this Lease or vacation of the Premises by Tenant, Tenant shall restore the Premises, at Tenant’s sole expense, to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by casualty or condemnation excepted.

8.4 Notwithstanding anything to the contrary set forth in this Article 8, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within ten (10) days after receipt of notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing completion of unfulfilled maintenance obligations, then Landlord shall have the right, but not the obligation, to perform such maintenance, and any amounts so expended by Landlord shall be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the Default Rate accruing from the date of expenditure through the date paid.

8.5 Landlord covenants to provide for and pay for all services for which Tenant is charged Additional Rent, subject only to any conditions expressly provided in this Lease. Landlord covenants to provide such services, conduct its business with regard to the Building and the real property related thereto, and to maintain and operate the Building (subject to the limitation in this Section 8) and the real property related thereto in a manner consistent with comparable Class A office buildings in the immediate vicinity of the Building.

ARTICLE 9

ALTERATIONS

9.1 Tenant will not make or permit anyone to make any alterations, additions, improvements or other changes (collectively the “Alterations”), structural or otherwise, in or to the Premises without the prior written consent of Landlord, except as provided in Section 9.2 hereof, which consent may be withheld or granted in Landlord’s reasonable discretion. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) by a contractor approved in writing by Landlord and in accordance with plans and specifications approved in writing by Landlord, which approvals shall not be unreasonably withheld or delayed; (c) in accordance with all applicable Laws and the requirements of any insurance company insuring the Premises or portion thereof; and (d) after Tenant has obtained public liability and workmen’s compensation insurance policies approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, which policies shall cover every person who will perform any work with respect to such Alterations.

9.2 Notwithstanding the foregoing, Tenant shall have the right to make Alterations without the Landlord’s consent, provided such Alterations (a) are made to the interior of the Building, (b) do not adversely affect the structural integrity or exterior of the Building, and (c) do not adversely affect the electrical, heating or plumbing systems servicing the Building. In the event Tenant makes any Alterations estimated to cost at least Fifty Thousand and No/100 Dollars ($50,000.00), Tenant shall provide written notice of such Alterations to Landlord prior to commencing the installation of such Alterations. Additionally, Tenant shall comply with the provisions of Section 9.1(a) and Section 9.1(c) hereof in connection with the making of any Alterations pursuant to this Section 9.2.

9.3 If any Alterations other than those permitted by Section 9.2 hereof are made without the prior written consent or approval of Landlord, Landlord shall have the right at Tenant’s expense to remove and correct such Alterations and restore the Premises to its condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that if an Event of Default has not occurred or has occurred but is not continuing hereunder, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Term, all movable furniture, furnishings, equipment, fixtures and Alterations installed in the Premises solely at the expense of Tenant, provided any damage to the Premises caused by such removal is promptly repaired. If any movable furniture, furnishings, equipment, fixtures and Alterations installed in the Premises solely at the expense of Tenant are not removed by Tenant prior to the expiration or earlier termination of the Term, Landlord shall have the right at Tenant’s expense to remove from the Premises such furniture, furnishings, equipment, fixtures and any Alterations that Landlord designates in writing for removal and to repair any damage to the Premises caused by such removal or to require Tenant to do the same and Tenant shall pay to Landlord the cost of such removal and repair. In such event, such movables will automatically become the property of Landlord and may be disposed of by Landlord in its sole discretion, without any right of reimbursement therefor to Tenant.

9.4 (a) During the Term, Tenant shall have access to vertical penetrations in the Building for Tenant’s installation and maintenance of conduits, cables and other equipment installations necessary for Tenant’s communications, data processing, supplementary HVAC and any other requirements reasonably necessary for the conduct of Tenant’s business at the Premises, whether foreseen or unforeseen. If during the Term Tenant desires to install telecommunications equipment on the roof of the Building, Tenant must obtain Landlord’s prior written consent, not to be unreasonably withheld, but in any event in compliance with limitations of governmental authorities having jurisdiction over the Building or electronic transmission. Tenant’s use of the roof of the Building during the Term shall be at no additional Base Rent cost to Tenant. Tenant may not assign, sublease, or install any telecommunications equipment for the use of any party other than Tenant.

(b)	In the event Tenant later subleases any portion of the Building, or terminates the Lease as to any portion of the Building, such that the Building becomes a multi-tenant building, Tenant’s use of the roof and vertical penetrations shall be nonexclusive, and Landlord shall have the right to grant to other parties a license for use of the roof in Landlord’s discretion provided such additional use of the roof does not interfere with Tenant’s existing use of the roof.

9.5 Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any claim of lien or other lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within thirty (30) days after notice of the filing thereof. Should Tenant fail to discharge such lien within such thirty (30) day period, then Landlord may discharge the same, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.

        9.6 Tenant, at Tenant’s sole cost and expense, shall have the right to install a UPS and a generator for the purpose of supplying power to the Premises in the event of a normal power failure or as Tenant sees fit. The location of such generator shall be subject to the reasonable approval of Landlord and the execution of a separate agreement regarding such installation in substantially the form of Exhibit F attached hereto. Tenant’s installation and use of a generator during the Term shall be at no additional Base Rent cost to Tenant.

ARTICLE 10

ASSIGNMENT AND SUBLEASE

10.1 Except as specifically permitted by this Article 10, Tenant shall not transfer, mortgage or otherwise encumber this Lease or all or any portion of or any of Tenant’s rights hereunder or interest herein without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord’s giving of its consent under this Section 10.1 shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord’s prior written consent if subsequently required under the terms of this Section 10.1.

10.2 For the purpose of this Article 10, the word “assign” and “assignment” shall be defined and deemed to include the following: (a) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (b) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (c) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (d) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Section 10.2, Tenant may assign part or all of this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises (each an “Affiliate”), as long as such Affiliate is a bona fide entity and assumes the obligations of Tenant and continues the same Permitted Use as provided under Section 5.1 hereof. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder, and provided that no such assignment or subletting shall be construed as a waiver or release of Healthways, Inc. (if still in existence) from liability for the performance of any covenant or obligation to be performed by Tenant under this Lease during the Term, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Healthways, Inc. (if still in existence) from any of the liabilities or obligations of the Tenant under this Lease during the Term.

10.3 In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title is paramount, and that it can do nothing to affect or impair Landlord’s title.

10.4 If Landlord consents to any assignment or subletting, Tenant shall pay all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease transaction, including Landlord’s reasonable attorneys’ fees.

10.5 If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then any such excess shall be retained by Tenant. If Landlord assists Tenant in finding a permissible subtenant, Landlord shall be paid a fee for such assistance.

10.6 Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Lease shall be null and void.

ARTICLE 11

TENANT’S COMPLIANCE; INSURANCE REQUIREMENTS

11.1 Tenant shall comply with all applicable Laws and restrictions affecting the Premises and the Rules and Regulations, whether now existing or hereafter adopted.

11.2 Landlord shall keep the Building insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building. All insurance required to be maintained by Landlord under this Section 11.2 shall (a) be effected by valid and enforceable policies issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies, (b) state that such insurance shall not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance written notice is provided to Tenant, and (c) be maintained during the entire Term. On or before the Commencement Date, and upon reasonable request thereafter, Landlord shall provide to Tenant evidence of the insurance required by this Section 11.2 on ACORD form 27 (or better).

11.3 Tenant shall keep the Tenant Improvements insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Tenant Improvements. All insurance required to be maintained by Tenant under this Section 11.3 shall (a) be effected by valid and enforceable policies issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies, (b) state that such insurance shall not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance written notice is provided to Landlord, and (c) be maintained during the entire Term. On or before the Commencement Date, and upon reasonable request thereafter, Tenant shall provide to Landlord evidence of the insurance required by this Section 11.3 on ACORD form 27 (or better).

11.4 As part of the Operating Expenses, Landlord shall carry for the mutual benefit of Landlord and Tenant its own Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least Two Million and No/100 Dollars ($2,000,000.00), which policy shall insure against claims for bodily injury, death or property damage occurring in, on or about the Premises. All insurance required to be maintained by Landlord under this Section 11.4 shall (a) be effected by valid and enforceable policies issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies, (b) name Tenant as an additional insured, (c) state that such insurance shall not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance written notice is provided to Tenant, and (d) be maintained during the entire Term. On or before the Commencement Date, and upon reasonable request thereafter, Landlord shall provide evidence of the insurance required by this Section 11.4 on ACORD form 27 (or better).

11.5 Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s managing agent (presently Highwoods Properties, Inc. and its affiliates) and Tenant Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence of at least Two Million and No/100 Dollars ($2,000,000.00), which policy shall insure against the liability of Tenant arising out of and in connection with Tenant’s use of the Premises. Not more frequently than once every seven and one-half (7½) years, Landlord may require the limits of Tenant’s liability insurance to be increased (but not by more than Two Million and No/100 Dollars ($2,000,000.00) at any one (1) time) if in Landlord’s reasonable judgment (or that of Landlord’s mortgagee) the coverage is insufficient and such an increase is necessary to meet the standards of insurance coverage then currently being maintained on similar buildings in the immediate vicinity of the Building. To the extent insurance coverage is increased pursuant to this provision, Landlord shall also increase its coverage carried pursuant to Section 11.4. Subject to Section 11.11 hereof, all insurance required to be maintained by Tenant under this Section 11.5 shall (a) be effected by valid and enforceable policies issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies, (b) name Landlord and Landlord’s managing agent (presently Highwoods Properties, Inc.) as an additional insured, (c) state that such insurance shall not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance written notice is provided to Landlord, and (d) be maintained during the entire Term. On or before the Commencement Date, and upon reasonable request thereafter, Tenant shall provide evidence of the insurance required by this Section 11.5 on ACORD form 27 (or better). If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage during the forty-five (45) day period following Landlord’s written demand for same, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

11.6 Each party shall keep its personal property and trade fixtures in the Premises and Building insured with the equivalent of ISO Special Form Property Insurance in the amount of the full replacement cost of the property and fixtures. Tenant shall also keep any non-standard improvements made to the Premises at Tenant’s request insured to the same degree as Tenant’s personal property. Landlord shall not be obligated to insure against any loss of or damage to any of Tenant’s property described in this Section 11.6. Tenant shall not be obligated to insure against any loss of or damage to any of Landlord’s property described in this Section 11.6.

11.7 As respects all policies of insurance carried or maintained pursuant to this Lease, Tenant and Landlord each waive the insurance carriers rights of subrogation.

11.8 Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or to the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause to the extent that such rights of recovery, claim, action or cause of action are or would be covered by insurance required under this Lease (regardless of whether or not the party required to carry such insurance in fact carries such insurance), regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall have any right of subrogation against such other party.

11.9 Subject to the terms of Section 11.8 hereof, Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims by third parties arising out of and in connection with Tenant’s use of the Premises, and in each case from and against any and all damages, losses, claims, actions, liabilities, lawsuits, costs and expenses, including without limitation attorneys’ fees and loss of life, personal injury and/or damage to property, arising in connection with any such claim or claims as described in this Section 11.9, or any action brought thereon. If such action is brought against Landlord, Tenant upon notice from Landlord shall defend the same through counsel selected by Tenant’s insurer, or other counsel reasonably acceptable to Landlord.

11.10 Subject to the terms of Section 11.8 hereof, Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims by third parties arising out of and in connection with Landlord’s use of the Premises, and in each case from and against any and all damages, losses, claims, actions, liabilities, lawsuits, costs and expenses, including without limitation attorneys’ fees and loss of life, personal injury and/or damage to property, arising in connection with any such claim or claims as described in this Section 11.10, or any action brought thereon. If such action is brought against Tenant, Landlord upon notice from Tenant shall defend the same through counsel selected by Landlord’s insurer, or other counsel reasonably acceptable to Tenant.

11.11 Notwithstanding any other provision of this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

ARTICLE 12

SUBORDINATION AND ATTORNMENT/LANDLORD FINANCING

12.1 Tenant agrees that this Lease will be either subordinate or superior to any mortgage heretofore or hereafter executed by Landlord covering the Premises, depending on the requirements of such mortgagee, provided that in the event this Lease is subordinate to any such mortgage, the mortgagee shall agree in writing in a form mutually acceptable to such mortgagee and Tenant not to disturb Tenant’s occupancy of the Premises except in accordance with the terms of this Lease. Within twenty (20) days after request to do so from Tenant, Landlord or Landlord’s mortgagee, the parties will execute such agreement making this Lease superior or subordinate and containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may reasonably request, and providing that Tenant will agree to attorn to said mortgagee provided the mortgagee agrees not to disturb Tenant’s possession hereunder so long as Tenant is in compliance with this Lease. Further, Tenant agrees to execute within twenty (20) days after request therefor, and as often as reasonably requested, estoppel certificates substantially in the form of Exhibit C attached hereto and incorporated herein by this reference. Landlord shall attach to such estoppel certificate copies of all modifications or amendments.

12.2 Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after written notice thereof is delivered to mortgagee as herein provided) to cure, any Landlord default hereunder; and Tenant agrees to accept such cure if effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further, Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and this Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired. Tenant agrees to attorn to any such successor Landlord.

ARTICLE 13

SIGNS

13.1 Tenant shall be permitted to install a sign on the Building (the “Building Sign”). Landlord and Tenant shall approve the sign specifications for the Building Sign, which approval shall not be unreasonably withheld or delayed. No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior of the Building (including Tenant’s windows and doors) that violates any applicable Law or applicable restriction, including any applicable restrictive covenant. In addition to the Building Sign, Tenant shall have the right to install at its own expense any sign at the Building, provided that such sign and its size and location (i) otherwise comply with the terms of this Section 13.1 and (ii) have been approved by Landlord, such approval to not be unreasonably delayed or withheld. If any exterior sign, advertisement or notice that does not conform to the requirements set forth in this Section 13.1 is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant’s expense. All of Tenant’s signs shall be: (a) installed after Tenant has obtained, at Tenant’s sole cost and expense, all permits, approvals and licenses required therefor and delivered copies thereof to Landlord, and (b) at Tenant’s sole cost and expense, installed, maintained, repaired and replaced in a first-class manner. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior of the Building and/or on the Land to sell the Building at any time during the Term so long as they are first-class and reasonable in quantity and size. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior of the Building and/or on the Land to lease the Premises during the last twelve (12) months of the Term so long as they are first-class and reasonable in quantity and size.

ARTICLE 14

ACCESS TO PREMISES

14.1 Provided that Landlord first gives reasonable notice under the circumstances and Landlord does not unreasonably interfere with Tenant’s right of quiet enjoyment of the Premises (except in cases of emergency), Landlord shall have the right, at all reasonable times, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, and (iii) to show the Premises to prospective mortgagees and purchasers. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show the Premises to prospective tenants during the three hundred sixty (360) day period immediately preceding the Expiration Date. Landlord shall have the right to enter the Premises at any time in the event of an emergency.

ARTICLE 15

EVENTS OF DEFAULT

15.1 The occurrence of any of the following shall constitute a default by Tenant under this Lease:

(a)	If Tenant shall fail to pay any payment of Base Rent when due.

(b)	If Tenant shall fail to pay any payment of Additional Rent when due, or shall fail to make when due any other payment required by this Lease.

(c)	If Tenant shall violate or fail to perform any term, condition, covenant or agreement to be performed or observed by Tenant under this Lease other than as otherwise set forth in this Section 15.1.

(d)	An Event of Bankruptcy occurs as specified in Article 18 hereof with respect to Tenant.

(e)	A dissolution of Tenant or liquidation of substantially all of Tenant’s assets occurs.

15.2 The occurrence of any default described in Section 15.1(d) or Section 15.1(e) shall be an “Event of Default.” The occurrence of any default described in Section 15.1(a) or Section 15.1(b) shall become an “Event of Default” only after the passage of five (5) business days following Tenant’s receipt of written notice from Landlord of the occurrence of said default, provided such default is not cured during such cure period. The occurrence of any other default described in Section 15.1(c) hereof shall become an “Event of Default” only after the passage of thirty (30) days following Tenant’s receipt of written notice from Landlord of the occurrence of said default, provided such default is not cured during such cure period (provided that in the case of any default described in Section 15.1(c) that cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Tenant shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended so long as Tenant continues to diligently prosecute the same to completion).

15.3 Upon the occurrence of an Event of Default, in addition to any other lawful right or remedy that Landlord may have, Landlord at its option may do the following: (a) terminate this Lease; (b) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant’s Rent and all other obligations of Tenant to Landlord hereunder, then Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant’s Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; (c) seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord; or (d) without obtaining any court authorization, lock the Premises and deny Tenant access thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Tenant shall pay Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder. Any reference to attorney’s fees and related expenses in this Lease shall mean those that are reasonable in amount, actually incurred, determined without reference to statutory presumption, based on the standard hourly rate of the attorneys and paralegals performing the tasks, and actual number of hours spent.

15.4 All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

15.5 The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained. No acceptance by Landlord of a lesser sum than the Base Rent, administrative charges, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

15.6 In addition, no payments of money by Tenant to Landlord after the expiration or termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

15.7 Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents from Tenant.

15.8 The occurrence of any of the following shall constitute a default by Landlord under this Lease: if Landlord breaches or fails to observe, keep, or perform any term, covenant or condition of this Lease on its part to be observed, kept or performed. The occurrence of any monetary default described in this Section 15.9 shall be a “Landlord Event of Default” following the passage of five (5) business days following Landlord’s receipt of written notice from Tenant of the occurrence of such default, provided such default is not cured during such cure period. The occurrence of any non-monetary default described in this Section 15.9 shall be a “Landlord Event of Default” following the passage of thirty (30) days following Landlord’s receipt of written notice from Tenant of the occurrence of such default, provided such default is not cured during such cure period (provided that in the case of any default by Landlord hereunder that cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Landlord shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended so long as Landlord continues to diligently prosecute the same to completion).

15.9 Upon the occurrence and during the continuation of a Landlord Event of Default, Tenant may exercise any legal or equitable rights or remedies to which Tenant may be entitled, all of which shall be cumulative, provided, however, that Tenant shall have no right of set-off against Rent otherwise due and payable under this Lease. Without limiting Tenant’s legal or equitable rights and remedies under applicable laws, in the event of an emergency or other circumstances requiring an immediate response to avoid injury to person or property or a profound effect on the work environment, Tenant shall have the right to cure Landlord’s default, and any sums incurred by Tenant as a result thereof shall be invoiced to Landlord. Landlord shall pay Tenant within thirty (30) days of receipt of such invoice if the cost of such cure was the financial responsibility of Landlord under the terms of this Lease. In the event it becomes necessary for Tenant to employ an attorney to enforce the terms, covenants and conditions of this Lease to be observed or performed by Landlord, or to cure any Landlord Event of Default with respect thereto, then Landlord agrees that Landlord will pay and reimburse Tenant, on demand therefor, the reasonable attorneys’ fees, costs and expenses, including court costs, incurred by Tenant in connection therewith.

ARTICLE 16

MULTIPLE EVENTS OF DEFAULT

16.1 Tenant acknowledges that any rights or options of first refusal, to extend the Term, or to purchase the Premises or the Building are conditioned upon no Event of Default existing at the time of exercise of such option.

ARTICLE 17

PROPERTY OF TENANT

17.1 Tenant shall pay, timely, any and all taxes levied or assessed against or upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Provided Tenant is not in default hereunder, Tenant may, prior to the Expiration Date, remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant repairs all damages caused by such removal. If Tenant does not remove its property from the Premises upon termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

ARTICLE 18

BANKRUPTCY

18.1 Each of the following shall be an “Event of Bankruptcy” under this Lease: (a) Tenant becoming insolvent, as that term is defined in Title 11 of the United States Code (as amended, the “Bankruptcy Code”), or under the insolvency laws of any state, district, commonwealth or territory of the United States (as amended, the “Insolvency Laws”); (b) the appointment of a receiver or custodian for any or all of Tenant’s property or assets which is not dismissed within sixty (60) days after such appointment or the institution of a foreclosure action upon any of Tenant’s real or personal property; (c) Tenant’s filing or consenting to a petition under the provisions of the Bankruptcy Code or the Insolvency Laws or in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; (d) the filing of a petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not consented to by such subject debtor and which either (i) is not dismissed within sixty (60) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

18.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article 15 hereof; provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to Article 15 hereof so long as both (i) the Bankruptcy Code prohibits the exercise of such rights and remedies and (ii) Tenant is in compliance with the provisions of Section 18.2(b) and Section 18.2(c) hereof. In the event a trustee in bankruptcy is named for Tenant pursuant to the Bankruptcy Code, references to “Tenant” in this Article 18 shall be deemed to be such trustee in bankruptcy, as applicable.

(b)	In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease pursuant to Section 18.2(a) hereof shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant to assume or assign this Lease pursuant to the Bankruptcy Code. Tenant shall not have the right to assume or assign this Lease unless Tenant promptly (i) cures all Events of Default under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such Events of Default, (iii) provides adequate assurance of future performance (as defined in Section 18.2(c) hereof) on the part of Tenant or on the part of the assignee of Tenant, and (iv) complies with all other requirements of the Bankruptcy Code. Tenant agrees in advance that Landlord may terminate this Lease in accordance with Section 18.2(a) hereof if the foregoing criteria for assumption or assignment are not met, or if, after such assumption or assignment, an Event of Default occurs hereunder.

(c)	Landlord and Tenant hereby agree in advance that adequate assurance of future performance on the part of Tenant as used in Section 18.2(b) hereof shall mean that all of the following minimum criteria must be met:

(i)	Tenant’s gross receipts during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be equal to or greater than the next monthly installment of Base Rent due under this Lease.

(ii)	Both the average and median of Tenant’s gross receipts (calculated on a monthly basis) during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be equal to or greater than the next monthly installment of Base Rent due under this Lease.

(iii)	Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord hereunder (whether directly or through agents or contractors and whether or not previously included as part of Base Rent), in advance of the performance or provision of such services.

(iv)	Tenant must agree that Tenant’s business shall be conducted in a first class manner and that no liquidating sales, auctions or other non-first class business operations shall be conducted on the Premises.

(v)	Tenant must agree that Tenant shall continue to engage in the Permitted Use at the Premises and that no prohibited use of the Premises shall be permitted. It is understood that Landlord’s asset will be substantially impaired if Tenant makes any use of the Premises other than the Permitted Use.

(vi)	Tenant must pay to Landlord at the time the next monthly installment of Base Rent is due under this Lease, in addition to such installment of Base Rent, an amount equal to the monthly installments of Base Rent and Additional Rent due under this Lease for the next two (2) months thereafter, said amount to be held by Landlord in escrow (the “Escrow Account”) until Tenant defaults in its payment of Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on the Escrow Account) or until the expiration or earlier termination of the Term (whereupon the funds shall be returned to Tenant).

(vii)	Tenant must agree to pay to Landlord at any time Landlord is authorized to and does draw on the Escrow Account the amount necessary to restore the Escrow Account to the original level required by Section 18.2(c)(vi) hereof.

(viii)	All assurances of future performance specified in the Bankruptcy Code must be provided.

(d)	Landlord and Tenant hereby agree in advance that adequate assurance of future performance on the part of the assignee of Tenant as used in Section 18.2(b) hereof shall mean that all of the following minimum criteria must be met:

(i)	Any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date, increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

(ii)	Tenant must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Premises, if any.

(iii)	Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Use allowed under Section 5.1 hereof and such proposed assignee shall continue to engage in the Permitted Use during the remaining Term. It is understood that Landlord’s asset will be substantially impaired if any assignee of this Lease makes any use of the Premises other than the Permitted Use.

(iv)	Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

(v)	All assurances of future performance specified in the Bankruptcy Code must be provided.

ARTICLE 19

DAMAGES TO PREMISES

19.1 If the Premises shall be partially damaged by fire or other casualty, Landlord shall, except as otherwise provided herein, promptly repair and restore the Premises (exclusive of Tenant Improvements, other improvements made by Tenant, Tenant’s trade fixtures, decorations, signs, and contents) substantially to the condition thereof immediately prior to such damage or destruction. If by reason of such occurrence, (a) the Premises are damaged in whole or in part during the last two (2) years of the Term (unless Tenant commits to renew the Lease pursuant to an outstanding renewal right); or (b) the Building containing the Premises is damaged (whether or not the Premises are damaged) to an extent of fifty percent (50%) or more of the then existing fair market value thereof, then Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within sixty (60) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within the forty-five (45) day period commencing upon Tenant’s receipt of such notice of termination. In addition, without limiting any other remedies Tenant may have under applicable law, Tenant may also terminate this Lease by written notice given to Landlord at any time between the two hundred seventy first (271st) and two hundred eighty sixth (286th) day after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building (including the Premises but excluding Tenant Improvements, other improvements made by Tenant, Tenant’s trade fixtures, decorations, signs, and contents) within two hundred seventy (270) days of such casualty (the “Rebuild Period”). However, if Landlord is prevented by Delays from completing the restoration within the Rebuild Period, and if Landlord provides Tenant with written notice of the cause for the Delays within fifteen (15) days after the occurrence of the Delays, such notice to contain the reason for the Delays and a good faith estimate of the period of the Delays caused thereby, then the Rebuild Period shall be extended by a period equal to the Delays and Landlord shall diligently pursue restoration of the damaged areas of the Building to completion; and Tenant may not elect to terminate this Lease until the extended Rebuild Period has expired with the Building not having been substantially restored. In the event the Rebuild Period is so extended, Tenant’s fifteen (15) day notice of termination period shall begin to run upon the expiration of the Rebuild Period as extended pursuant to this Article 19. Upon the termination of this Lease as aforesaid, Tenant’s liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for abatement of Rent as set forth in Section 19.3 hereof.

19.2 Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace the Tenant Improvements, other improvements made by Tenant, trade fixtures, decorations, signs, and contents in the Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

19.3 If, by reason of such fire or other casualty, the Premises is rendered wholly untenantable, then the Rent payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless this Lease is terminated, as aforesaid) from the date of such casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur. The overall working environment and material interference with Tenant’s use of the Premises by reason or reduction in the services available (such as elevators, utilities, etc.), access, parking, and common area space shall also be used in calculating the degree to which the Premises are rendered untenantable. Tenant shall continue the operation of Tenant’s business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. However, if the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees causes such damages or other casualty, there shall be no abatement of Rent.

ARTICLE 20

EMINENT DOMAIN

20.1 If all of the Premises, or such part thereof as will make the same unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises, the Building or the Land is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire award for the affected portion of the Building. Tenant shall have no right or claim to advance any claim against Landlord for any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled. Any such award shall not reduce the amount of the award otherwise payable to Landlord, if any.

ARTICLE 21

COMPLIANCE

21.1 Landlord hereby represents that on or before the Commencement Date Landlord shall cause the Building and the Premises to be in compliance with all applicable Laws in effect on the Commencement Date.

21.2 During the Term, Tenant, at Tenant’s expense, shall cause the Premises to be in compliance with all applicable Laws then in effect.

21.3 If Tenant receives any notices alleging violation of this Article 21, any written claims or threats regarding non-compliance with this Article 21, or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with this Article 21, then Tenant shall, within ten (10) Business Days after receipt of such, advise Landlord in writing or Landlord’s designated Building manager in person, and provide Landlord with copies of any such claim, threat, action or investigation, as applicable.

ARTICLE 22

QUIET ENJOYMENT

22.1 So long as no Event of Default has occurred and is continuing, Tenant shall have and enjoy peacefully the possession of the Premises during the Term hereof.

ARTICLE 23

PARKING

23.1 Landlord shall construct and maintain on the Premises at least three and three-fourths (3.75) parking spaces per 1,000 Rentable Square Feet in the Building for the exclusive use of Tenant. If Landlord is required to construct or install controls or restrictions to enforce such parking availability, the costs of such installation, maintenance and management shall be an Operating Expense under this Lease, provided, however, that if Tenant objects to such expense, Landlord shall be relieved of any obligation to enforce such parking against third parties.

ARTICLE 24

SECURITY DEPOSIT

24.1 Upon the execution of this Lease, Tenant shall not deliver to Landlord a security deposit.

ARTICLE 25

NOTICES

25.1 All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be addressed as follows (or to such other address as a party may specify by duly given notice):

Landlord:	Highwoods Properties, Inc. 2120 West End Avenue, Suite 100 Nashville, Tennessee 37203 Facsimile: (615) 320-5607
With a copy to:	Highwoods/Tennessee Holdings, L.P. c/o Highwoods Properties, Inc. 100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 Attention: Manager, Lease Administration Facsimile:(919) 876-2448
Tenant:	Healthways, Inc. 3841 Green Hills Village Drive Nashville, Tennessee 37215 Attention: Dennis Jackson Facsimile: (615) 665-7697
With a copy to:	Bass, Berry& Sims PLC 315 Deaderick Street, Suite 2700 Nashville, Tennessee 37238 Attention: T. Andrew Smith Facsimile: 615-742-0444

25.2 Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (a) delivered against a written receipt of delivery, (b) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, (c) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party’s address as set forth above or (d) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall be sent concurrently in either the manner specified in Section 25.2(b) or Section 25.2(c) hereof and written confirmation of receipt of transmission shall be provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or five (5) Business Days after deposit thereof at any main or branch United States post office if sent in accordance with Section 25.2(b) hereof, and the next Business Day after deposit thereof with the courier if sent pursuant to Section 25.2(c) hereof. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

25.3 Notices may be given on behalf of any party by such party's legal counsel.

ARTICLE 26

HOLDING OVER

26.1 If Tenant shall hold over after the Expiration Date or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Rent at the rate equal to one hundred fifty percent (150%) of that provided for in Article 6 hereof, as such Rent may have been increased in accordance with the terms of Article 6 hereof, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant.

ARTICLE 27

BROKER’S COMMISSIONS

27.1 Tenant and Landlord represent and warrant that each has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, except CB Richard Ellis, Inc. whose address is 150 4th Avenue, N., Nashville, Tennessee 37219. Landlord shall pay only any commissions or fees that are payable to the above-named broker or finder with respect to this Lease pursuant to Landlord’s separate agreement with such broker or finder. Both parties shall indemnify and hold the other harmless from any and all damages resulting from claims that may be asserted by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by the other party in the future), claiming to have dealt with the other party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section 30.1 shall survive the termination of this Lease.

ARTICLE 28

ENVIRONMENTAL COMPLIANCE

28.1 (a) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant’s business. Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called “Environmental Laws”). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s reasonable request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

(b)	Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, by reason of Tenant’s failure to comply with this Article 28 including, but not limited to: (i) the cost of bringing the Premises into compliance with all Environmental Laws and in a non-contaminated state, the same condition as prior to occupancy; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Article 28.

(c)	For the purposes of this Article 28, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.

(d)	Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Article 28. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Article 28. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. Landlord shall pay the cost of such Audits unless an Audit shall disclose a material failure of Tenant to comply with this Article 28, in which case, Tenant shall pay on demand the cost of such Audits as they relate to the Premises.

(e)	Provided, however, the foregoing covenants and undertakings of Tenant contained in this Article 28 shall not apply to any condition or matter constituting a violation of any Environmental Law: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

(f)	The covenants contained in this Article 28 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Article 28.

ARTICLE 29

MISCELLANEOUS

29.1 Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should either party hereto institute or defend any legal proceedings against the other party for breach of any provision herein contained, the non-prevailing party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys’ fees (at all tribunal levels). This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be released from any liability thereafter accruing under this Lease. If any prepaid Rent has been paid by Tenant, Landlord may transfer the prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be released from any liability for return of the prepaid Rent. This Lease may not be recorded without Landlord’s prior written consent, but Tenant agrees on request of Landlord and Landlord agrees on request of Tenant to execute a memorandum hereof for recording purposes. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment. This Lease shall be interpreted and enforced in accordance with the laws of the State of Tennessee. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If requested by Tenant, Landlord shall furnish appropriate legal documentation evidencing the valid existence in good standing of Landlord, and the authority of any person signing this Lease to act for the Landlord. If Tenant signs as a corporation, Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of Tennessee, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed this Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date.”

ARTICLE 30

CONFLICTS

30.1 In the event of any conflict between the provisions of this Lease (exclusive of the Rules and Regulations) and the Rules and Regulations, the provisions of this Lease (exclusive of the Rules and Regulations) shall control.

ARTICLE 31

RIGHT OF FIRST REFUSAL

31.1 Tenant shall have the right of first refusal to purchase the Premises, including the Land and the Building, at any time during the Term of this Lease that Landlord shall receive a Bona Fide Offer to purchase the Premises. Landlord shall notify Tenant and provide Tenant with a true and correct copy of such Bona Fide Offer. A “Bona Fide Offer” shall be deemed to be one made in writing by a person or entity not related or affiliated with Landlord and which Landlord intends to accept, subject to the terms and conditions of such offer, including due diligence review by the offeror, and subject to the Tenant’s right of first refusal provided for herein, but shall not include any offer to purchase the Premises that is part of an offer for a portfolio of five (5) or more properties, including the Premises, each of which is reasonably recognized as commercial investment grade and is owned by Landlord or any Affiliate of Landlord, as to which Tenant shall have no right of first refusal hereunder, as to either said portfolio or the Premises. In the event that the Bona Fide Offer concerns a portfolio of less than five (5) properties which includes the Premises, the purchase price for such portfolio shall be apportioned among the properties comprising said portfolio, including the Premises, either by the terms of the Bona Fide Offer itself or, if no such apportionment is set forth in said Bona Fide Offer, then by Landlord in good faith, taking into account the fair market values of the portfolio properties, and such apportionment shall be deemed controlling with respect to the purchase price to be paid by Tenant for the Premises. Tenant shall, at Tenant’s option and within ten (10) Business Days after receipt of Landlord’s notice of said Bona Fide Offer and receipt of a copy thereof, provide a written notice to Landlord that Tenant will purchase the Premises at the price set forth in said Bona Fide Offer or determined by Landlord as hereinabove described, as the case may be, and otherwise upon the terms and conditions contained in said Bona Fide Offer, excluding any provision thereof relating to due diligence or other inspections of the Premises, except for those relating to marketability of title or encumbrances. If Tenant provides written notice to Landlord that Tenant desires to purchase the Premises, Landlord shall sell the Premises to Tenant upon said terms and conditions and said price. If Tenant provides written notice to Landlord that Tenant does not desire to purchase the Premises, or fails to provide a timely written response exercising Tenant’s rights under this Section 31.1, Tenant shall be deemed to have waived any right for such Bona Fide Offer. Any conveyance of the Premises made in the absence of substantial satisfaction of this Section 31.1 shall be void. Tenant may enforce this right of first refusal, without limitation, by injunction, specific performance or other equitable relief. Tenant’s election not to exercise its right of first refusal shall terminate Tenant’s rights hereunder as to such Bona Fide Offer. The terms and conditions contained in this Section 31.1 shall be binding upon the successors and assigns of Landlord.

ARTICLE 32

TRADING WITH THE ENEMIES ACT; TERRORISM

32.1 The execution of this Lease by Tenant will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. In addition, Tenant warrants, represents and covenants that neither Tenant nor any permitted assignee or subtenant, is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designed National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224, or (iv) who is otherwise affiliated with any entity or person listed in subparts (i) – (iv) above (any and all parties or persons described in subparts [i] – [iv] above are herein referred to as a “Prohibited Person”). Tenant covenants and agrees that neither Tenant, nor any permitted assignee or subtenant, will knowingly (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Tenant further covenants and agrees to deliver (from time to time) to Landlord any such certification or other evidence as may be reasonably requested by Landlord, confirming that neither Tenant, nor any permitted assignee or subtenant (i) is a Prohibited Person, (ii) has knowingly engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, and (iii) is, or shall become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

ARTICLE 33

OPTION TO EXTEND TERM

33.1 Tenant shall have the right and option to extend the Term (the “Renewal Option”) for two (2) additional consecutive periods of five (5) years each (each a “Renewal Term” and collectively the “Renewal Terms”); provided, however, such Renewal Option is contingent upon the following: (a) an Event of Default by Tenant is not in existence at the time Tenant gives Landlord written notice of Tenant’s intention to exercise a Renewal Option; or (b) upon the expiration of the Term or Renewal Term, as applicable, an Event of Default by Tenant is not in existence. Tenant shall exercise each Renewal Option by giving Landlord written notice at least twelve (12) months prior to the Expiration Date or the last day of any Renewal Term, as applicable. A separate notice is required for the exercise of each Renewal Option. If Tenant fails to give such notice to Landlord prior to said twelve (12) month period, then Tenant shall forfeit the Renewal Option(s). If Tenant exercises a Renewal Option, then during any such Renewal Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of this Lease.

33.2 If Tenant exercises a Renewal Option, then during such Renewal Term, all references to the term “Term” as used in this Lease shall mean such “Renewal Term”.

33.3 The Base Rent for each Renewal Term shall be the then existing Prevailing Rate determined as follows:

(a)	The term “Prevailing Rate” shall mean the market rental rate for the time period such determination is being made for office space in class A office buildings in the immediate vicinity of the Premises of comparable condition for space of equivalent quality, size, utility and location to the Premises taking into account customary tenant allowances and/or concessions.

(b)	Landlord shall deliver to Tenant a written statement setting forth the Prevailing Rate for the Premises for the Renewal Term in question within thirty (30) days after Tenant exercises the Renewal Option giving rise for the need to determine the Prevailing Rate.

33.4 If Landlord and Tenant are unable to agree on the Prevailing Rate for the Premises within thirty (30) days after Tenant’s receipt of the written statement setting forth the Prevailing Rate, each party will select within fifteen (15) days of the expiration of such thirty (30)-day period an MAI appraiser who shall be a qualified and impartial person licensed in the State of Tennessee as an MAI appraiser with at least ten (10) years of experience in appraising the type of matters for which they are called on to appraise hereunder in the Nashville, Tennessee market area. Each appraiser will submit to Landlord and Tenant within ninety (90) days of being selected the appraiser’s opinion of the then current Prevailing Rate. In the event Landlord and Tenant agree upon the Prevailing Rate within thirty (30) days following receipt of the appraisals, Landlord and Tenant will enter into the Renewal Term under such Prevailing Rate. In the event Landlord and Tenant are unable to agree upon the Prevailing Rate within said thirty (30)-day period, the two appraiser’s shall select a third MAI appraiser to deliver its opinion of the then current Prevailing Rate within thirty (30) days following its selection by the other two appraisers. The third appraiser shall be a qualified and impartial person licensed in the State of Tennessee as an MAI appraiser with at least ten (10) years of experience in appraising the type of matters for which he or she is called on to appraise hereunder in the Nashville, Tennessee market area. The Prevailing Rate delivered by the third appraiser will be compared to the Prevailing Rate of the first two appraisers and for purposes of this Section 33.4, Prevailing Rate will be the Prevailing Rate of either the first or second appraiser, whichever is nearest to the Prevailing Rate of the third appraiser, and the Prevailing Rate will be applied during the Renewal Term. The costs and fees of all three appraisers shall be paid by Landlord if the Prevailing Rate selected is the Prevailing Rate determined by Tenant’s appraiser or by Tenant if the Prevailing Rate selected is the Prevailing Rate determined by Landlord’s appraiser. If Tenant fails to appoint its appraiser in the manner and within the time specified in this Section 33.4, then the Prevailing Rate shall be the Prevailing Rate determined by Landlord’s appraiser. If Landlord fails to appoint its appraiser in the manner and within the time prescribed in this Section 33.4, then the Prevailing Rate shall be the Prevailing Rate determined by Tenant’s appraiser. If the appraisers selected by Tenant and Landlord fail to appoint the third appraiser within the time and in the manner prescribed in this Section 33.4, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third appraiser.

ARTICLE 34

TAX INCENTIVE PROGRAMS

34.1 Participation in the IDB PILOT Transaction.

(a)	General Intent. Williamson County, Tennessee and the City of Franklin, Tennessee have each approved the execution and delivery by The Industrial Development Board of Williamson County, Tennessee (the “IDB”) of a Tax Agreement with Landlord and Tenant in the form attached hereto as Exhibit D (the “Tax Agreement”), which provides for a reduction in the Tax Costs applicable to the Premises under the State of Tennessee’s “PILOT” (i.e., payment in lieu of taxes) program (the “PILOT Program”). This program is authorized under Section 7-53-10 1 to 7-53-311, inclusive, of the Tennessee Code Annotated, as amended (together with all related rules, regulations and procedures adopted from time to time, the “PILOT Act”). Landlord hereby agrees to enter into the Tax Agreement and cooperate with Tenant in good faith in pursuing such real property tax relief for the Premises by implementing the transactions described in the Tax Agreement, provided that Landlord has no obligation to expend funds or incur any liability, whatsoever, except as may be expressly agreed in writing by Landlord in its sole and absolute discretion. To that end, Landlord has agreed to participate with the IDB, and Tenant, whereby Landlord has conveyed, or will convey, fee title to the Premises to the IDB in exchange for the IDB leasing back to Landlord the Premises on the terms and conditions contained in the form of the Facility Lease Agreement to be entered into by the IDB and Landlord (along with any future amendments entered into by the parties thereto, the “IDB Lease”). The result of the sale and leaseback transaction described in the Tax Agreement will be to cause this Lease to automatically become a sublease of the Premises, subject to the provisions of the executed IDB Lease. For purposes of this Lease, the term “IDB Transaction” shall refer to any and all involvement of, or arrangement(s) by or among, Landlord, Tenant and/or the IDB in relation to the PILOT Act with respect to the Premises, including, without limitation, the sale/leaseback transaction and sublease creation described above, any and all amendments to the IDB Lease, the reconveyance of the Premises to Landlord by the IDB or otherwise in connection with any termination of the IDB Lease or any modification or termination of the PILOT Program, the issuance by the IDB to Landlord of its revenue note (as described in the Tax Agreement), the approval or execution by the IDB of any and all current or future financing documents and other instruments for Landlord, the performance or failure to perform by the IDB of any and all obligations of the IDB under the IDB Lease, the participation by Landlord and Tenant in the IDB Lease and in the PILOT Program respecting the Premises, and all appurtenant documents, instruments and agreements, and all relevant statutes, ordinances, regulations and conditions thereto, including, without limitation, the application procedures and policies of the IDB. Landlord agrees to cooperate with Tenant in good faith in pursuing real property tax relief for the Premises, or any portion thereof, under the PILOT Program as described in the Tax Agreement for the sole benefit of Tenant, but Landlord makes no representation or warranty that Tenant will be successful in obtaining any such relief for all or any portion of the Premises, as the same shall be constituted from time to time under this Lease or any amendment thereto. Landlord’s obligation to cooperate with Tenant’s efforts to pursue such relief shall be limited to the exercise of reasonable good faith efforts, but without the obligation to expend funds or incur any liability, whatsoever, except as may be expressly agreed in writing in Landlord’s sole and absolute discretion. It is the understanding and agreement of both Landlord and Tenant that Landlord is participating in the IDB Transaction as an accommodation to Tenant and that Landlord is to suffer no risk, loss, cost or damage due to such participation.

(b)	Tenant’s Indemnification of Landlord for its Participation in the PILOT Program. As a condition of Landlord agreeing to enter into the IDB Transaction, execute the IDB Lease and perform Landlord’s obligations thereunder, and in recognition of the fact that but for the following, Landlord would not, and is not required to, enter into the IDB Transaction and execute the IDB Lease, Tenant covenants and agrees, at its expense, to pay, and to indemnify, defend, protect and save Landlord, its successors and assigns, and any incorporator, member, shareholder, partner, manager, officer, director, agent, counsel, employee, contractor, servant, tenant or licensee (except Tenant in each case) of Landlord (collectively, “Landlord Parties”), harmless, from and against any and all claims, actions, liabilities, damages, costs, expenses, losses, liens suits, judgments, and penalties, including, without limitation, reasonable attorneys’ fees and costs, expert witness fees and costs and court costs incurred in defending against the same (individually and collectively, a “PILOT Claim”), which Landlord Parties may suffer or incur, arising out of or in any connected with Landlord Parties’ participation in the IDB Transaction, including, without limitation, (i) reasonable, out-of-pocket costs incurred by Landlord in connection with the preparation, negotiation and execution of the IDB Lease and all collateral documents and instruments and any amendments thereto in an amount not to exceed $5,000.00, (ii) Landlord’s performance of or compliance with, or failure to perform or comply with, any or all of the obligations of Landlord under the IDB Lease or the IDB Transaction, (iii) any misrepresentation, breach of covenant or warranty, or violation by any party to the IDB Transaction or the IDB Lease which arises or occurs under the IDB Transaction, including, without limitation, any violation of the PILOT Act, or any conditions, agreements, restrictions, laws, ordinances, or regulations affecting the IDB Transaction or the IDB Lease, (iv) the termination of the IDB Lease, reconveyance of the Premises, and the termination of the Lease and/or the reinstatement or re-entering of the Lease caused by the termination of the IDB Lease, (v) the failure of Landlord to obtain fee title to and possession of the Premises in the condition required under the IDB Lease upon the exercise of any reconveyance right or option therein, to the extent such failure is caused or contributed by any act or omission of, or breach of the PILOT Act or the IDB Lease by, Tenant or Tenant’s Representatives, or the IDB or its representatives, (vi) any damage to or loss of the Premises arising out of or in any way connected with any act, negligent omission, or breach of the IDB Lease by the IDB or its representatives, (vii) the PILOT Act, the PILOT Program, the IDB Transaction, the IDB Lease, and/or Tenant’s or Landlord’s participation therein being terminated by any act of any governmental agency, or declared to be void, illegal, unconstitutional or otherwise terminated by any court of competent jurisdiction, and (viii) any action brought by any existing or prospective lender, purchaser or tenant of the Premises against Landlord and/or the Premises due to any of the foregoing. The foregoing indemnity will not apply to any PILOT Claim to the extent such PILOT Claim arises out of an intentional breach by Landlord of an express material covenant of Landlord contained in the IDB Lease, or to the extent the damages suffered by Landlord Parties under such PILOT Claim arose or would have arisen out of Landlord’s breach, whether intentional or unintentional, of any obligation that Landlord had or would have had by virtue of the terms of the Lease or otherwise if Landlord and the Premises had not participated in the IDB Transaction. As soon as reasonably practicable after Landlord comes to believe circumstances have arisen that have the potential of becoming a PILOT Claim under the foregoing indemnity, Landlord shall endeavor in good faith give to Tenant written notice of such circumstances but failure to give such notice shall not relieve Tenant from its obligations hereunder unless a delay in providing such notice shall have adversely affected the defense thereof. All such PILOT Claims shall be defended by counsel acceptable to Landlord and paid for by Tenant. The foregoing indemnification by Tenant shall not be in lieu of any other remedy available to Landlord and Landlord reserves all other rights and remedies available under this Lease and at law and equity. including, without limitation. the right to exercise the option to re-purchase the Premises from the IDB pursuant to the IDB Lease. notwithstanding the fact that such exercise and consummation may reduce or eliminate the property tax relief sought by Tenant under the PILOT Program. Provided further that Tenant’s indemnification obligations under this Section 34 of the Lease shall survive the expiration or earlier termination of this Lease.

(c)	No Third-party Beneficiary: No Cross Default; Waiver. As a further condition of Landlord entering into the IDB Transaction, and except only with respect to Landlord’s obligations to make PILOT payments for the Premises as set forth in the IDB Lease, and notwithstanding any other thing to the contrary in the IDB Lease, Tenant expressly disclaims any interest, as a third-party beneficiary or otherwise, in any covenant, representation. warranty, release or indemnification made by Landlord under the IDB Lease and agrees to look only to the express terms of this Lease with respect to the rights and obligations of Landlord and Tenant vis-a-vis each other with respect to the Premises and the subject matters addressed in this Lease or in the IDB Lease. Without in any way limiting the effect of Tenant’s indemnification of Landlord in connection with the IDB Transaction as provided in subsection (b) above, Landlord expressly disclaims any interest as a third-party beneficiary or otherwise, in any covenant, representation, warranty, release or indemnification made by Tenant under the IDB Lease or the Tax Agreement and agrees to look only to the express terms of this Lease with respect to the rights and obligations of Landlord and Tenant vis-a-vis each other with respect to the Premises and the subject matters addressed in this Lease or in the IDB Lease. No Event of Default by Landlord under the IDB Lease shall constitute or be construed by itself as a default by Landlord under this Lease, unless and to the extent the same circumstance independently constitutes a default under this Lease. Tenant hereby waives and releases all PILOT Claims against Landlord Parties for damages caused or contributed to by Landlord’s failure to perform any or all the obligations or observe any or all the conditions applicable to Landlord in connection with the IDB Transaction. The foregoing waiver will not apply to any PILOT Claim to the extent such PILOT Claim arises out of an intentional breach by Landlord of an express material covenant of Landlord contained in the IDB Lease (but only to the extent the obligations of the Landlord under the IDB Lease do not exceed the obligations of Landlord under this Lease), or to the extent the damages suffered by Tenant under such PILOT Claim arose or would have arisen out of Landlord’s breach, whether intentional or unintentional, of any obligation that Landlord had or would have had by virtue of the terms of the Lease or otherwise if Landlord and the Premises had not participated in the IDB Transaction, but were not otherwise waived or released under the terms of the Lease. Furthermore, notwithstanding but without limiting the foregoing, Tenant hereby waives and releases any claim against Landlord for the loss of the benefits of the PILOT Program for any reason, provided however, such waiver shall not apply to any such claim to the extent the loss of the benefits of PILOT Program arises out of an intentional breach by Landlord of an express material covenant of Landlord contained in the IDB Lease that is also a breach by Landlord of an express material covenant of Landlord contained in this Lease. Nothing in this Section 34 shall be construed as a waiver by Landlord of any of its rights to enforce any and all of the provisions of this Lease notwithstanding whether Landlord’s and/or Tenant’s participation in the IDB Transaction continues or terminates.

(d)	Exercise of Landlord’s Repurchase Right in the IDB Lease. Landlord agrees that it will not exercise its rights to re-purchase the Premises from the IDB pursuant to the provisions of the IDB Lease, unless and until anyone of the following occur; (i) Tenant shall have committed an Event of Default, subject to all applicable notice and cure periods, under this Lease, (ii) the IDB shall have committed an Event of Default, subject to all applicable notice and cure periods, under the IDB Lease or otherwise committed acts which cause or are likely to cause serious damage, injury or loss to Landlord or to the Premises, (iii) the IDB Lease is within sixty (60) days of expiration or has expired pursuant to its terms, or (iv) the fact of Landlord’s participation in the IDB Transaction, or the Premises’ ownership by the IDB, causes or is likely to cause Landlord to suffer materially increased costs, risks, or losses in connection with constructing or operating the Premises or any opportunity therefor; in addition, Landlord shall have the right to exercise its right to re-purchase the Premises if Landlord is unable to assign its interest under the IDB Lease or to finance its interest in the Premises on terms no more onerous than if the IDB Lease was not in place. With respect to the occurrence or possible occurrence of an event under clause (iv) above, Landlord agrees to endeavor to give to Tenant prompt written notice of its suspicion thereof and endeavor to give Tenant no less than sixty (60) days prior written notice of Landlord’s intent to exercise its re-purchase rights for the Premises under the IDB Lease. In addition, upon Tenant’s receipt of Landlord’s notice of its suspicion as provided above, Tenant may direct Landlord by written notice thereafter to exercise the re-purchase rights set forth in Article XI of the IDB Lease, and Landlord shall promptly exercise those rights as provided therein in order to minimize the likelihood and/or amount of any PILOT Claim which may arise. Tenant hereby waives and releases all claims against Landlord, whether known or unknown, foreseeable or unforeseeable, with respect to Landlord’s exercise of the repurchase rights set forth in the IDB Lease pursuant to the foregoing.

(e)	Subordination. Non-disturbance, Attornment and Reinstatement of the Lease. Landlord and Tenant acknowledge that due to the fact that the Lease will become a sublease subject to the IDB Lease, and notwithstanding the fact that an Event of Default under the IDB Lease is intended to result in only the conveyance of the Premises back to Landlord such that there would be no termination of the Lease by operation of law or otherwise due to the termination of the IDB Lease, it is possible that a termination of the IDB Lease may be alleged to terminate this Lease. Nevertheless, Landlord and Tenant expressly agree that in the event the IDB Lease is terminated for any reason, including, without limitation, any default or exercise of any right by Landlord, Tenant or the IDB, this Lease shall not be terminated solely due to such termination of the IDB Lease, or, if such termination terminates this Lease, Landlord and Tenant will immediately reinstate this Lease or enter into a new lease upon all the same terms and conditions as set forth in this Lease, to be effective retroactively as of the date of this Lease. Notwithstanding anything to the contrary in the foregoing, no termination, continuation or reinstatement of the Lease, or any re-entering into a new lease as provided in the preceding sentence, shall constitute or be construed as a waiver of any default by either Landlord or Tenant under the provisions of the Lease. The provisions of this Section 34(e) shall survive the termination of the Lease due to the termination of the IDB Lease for any reason.

(f)	Tenant’s Obligations. Without limiting the terms of Subsection (g) below, Tenant agrees to perform all of Landlord’s obligations under the IDB Lease to the extent that such obligations are not express obligations of the Landlord under this Lease other than the payment of amounts due under the revenue note described in the Tax Agreement. In addition, Tenant shall give Landlord at least thirty (30) days prior written notice of Tenant’s intention to cease to occupy, abandon, or cease operations at the Premises.

(g)	Tenant’s Payment of Certain Expenses Associated With the IDB Program. On or before the date of execution and delivery of the IDB Lease by Tenant and Landlord to the IDB, Tenant agrees to pre-pay directly to the IDB all Basic Rental Payments which will be owed by Landlord as “Lessee” under the IDB Lease for the entire term thereof, and the purchase price for the Premises under Section 11.2 of the IDB Lease, provided, however, that Tenant shall have no obligation to pay or prepay amounts due on or in connection with the revenue note described in the Tax Agreement. In addition, at the direction of Landlord, Tenant agrees to pay directly to the IDB any and all payments of Additional Rental Payments that may become due under the provisions of the IDB Lease as and when required thereunder. Tenant also agrees to pay to Landlord upon demand as Additional Rent under the Lease all out-of-pocket costs or other costs incurred or required to be paid by Landlord under the IDB Lease or in connection with the IDB Transaction, subject to the limitation described in (b) above.

34.2 Tenant acknowledges and agrees that any ad valorem property taxes with respect to the Premises and any payments in lieu of ad valorem property taxes with respect to the Premises (“PILOTs”) constitute Operating Expenses for which Tenant is obligated to reimburse Landlord, as provided herein.

34.3 Landlord acknowledges that Tenant intends to apply for the credit against sales tax available under Tennessee Code Annotated Section 67-6-224 for a “qualified headquarters facility” (the “Headquarters Sales Tax Credit”), and agrees to take all actions reasonably requested by Tenant in connection with Tenant’s application for recognition as a qualifying headquarters facility and submission of claims for the Headquarters Sales Tax Credit. Landlord’s obligation to cooperate with Tenant’s efforts to pursue such credit shall be limited to the exercise of reasonable good faith efforts, but without the obligation to expend funds or incur any liability, whatsoever, except as may be expressly agreed in writing in Landlord’s sole and absolute discretion. It is the understanding and agreement of both Landlord and Tenant that Landlord is participating in applying for the Headquarters Sales Tax Credit as an accommodation to Tenant and that Landlord is to suffer no risk, loss, cost or damage due to such participation. Tenant also agrees to pay to Landlord upon demand as Additional Rent under the Lease all out-of-pocket costs or other costs incurred or required to be paid by Landlord in connection with applying for the Headquarters Sales Tax Credit.

ARTICLE 35

CONTINGENCY

35.1 Notwithstanding the execution of this Lease by Landlord and Tenant, this Lease shall be contingent on the following condition:

(a)	Site Plan Approval. Approval of the site plan for the Building and Premises by the Municipal Planning Commission of the City of Franklin, Tennessee.

35.2 In the event the above condition is not satisfied by November 30, 2006, either of Landlord or Tenant may, by written notice to the other party within thirty (30) days after such date, terminate this Lease.

35.3 In the event this Lease is terminated pursuant to the provisions of this Section 35, Tenant hereby covenants and agrees to indemnify Landlord for the expenses of Landlord for work performed by Tenant’s Architect after November 11, 2005 (“Landlord’s Expenses”). Landlord shall provide Tenant with statements of Landlord’s Expenses at such time, if any, as the Lease is terminated. Tenant shall reimburse Landlord for Landlord’s Expenses within thirty (30) business days after receipt of a detailed and itemized invoice. The provisions of this Section 35.3 will survive the termination of this Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in two originals, all as of the day and year first above written.

LANDLORD:
HIGHWOODS/TENNESSEE HOLDINGS,L.P., a Tennessee limited partnership

By: Highwoods/Tennessee Properties, Inc., a Tennessee corporation, its sole general partner

By: /s/ W. Brian Reames
Print Name: W. Brian Reames
Title: Senior Vice President
Date: May 4, 2006
TENANT:
HEALTHWAYS, INC., a Delaware corporation
By:/s/ Ben R. Leedle, Jr.
Print Name: Ben R. Leedle, Jr.
Title: President & CEO
Date: May 4, 2006

EXHIBIT A

LAND

        That certain tract or parcel of land in Williamson County, Tennessee known as Lot 675 of that plat of Cools Springs East Subdivision Section 28, of record at Plat Book 34, page 67, Register’s Office for Williamson County, Tennessee.

EXHIBIT B

RULES AND REGULATIONS

    1.        Conduct at the Building. Tenant shall cause its employees, agents, customers and invitees to conduct themselves at the Building, including the Premises, in a manner that is consistent with the operation of a first class office building similar to the Building.

    2.        Large Articles. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining furniture, freight or articles shall be repaired at Tenant’s expense.

    3.        Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

    4.        Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

    5.        Defacing Premises and Overloading. Tenant shall not overload any floor or part thereof in the Building by bringing in or removing any large or heavy articles.

    6.        Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord (other than those approved in the TI Plans), which approval shall not be unreasonably withheld, conditioned or delayed.

    7.        Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

    8.        Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

    9.        Nuisances and Certain Other Prohibited Uses. Tenant shall not, except as approved in the TI Plans, (a) install or operate any internal combustion engine, boiler, machinery, refrigerating (other than in approved kitchen areas and dorm size refrigerators), heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use; (c) use the Premises for housing, lodging, or sleeping purposes; (d) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; or (e) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

    10.        Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning.

    11.        Parking. Parking is in designated parking areas only. There may be no vehicles in “no parking” zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces.

    12.        Janitorial Service. The janitorial staff will remove all trash from trash cans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant’s expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord.

    13.        Construction. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease.

    14.        Smoking Policy. The Building in which the Premises are located shall be a non-smoking building.

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

ESTOPPEL CERTIFICATE

_______________________
_______________________
_______________________
_______________________

RE: PROPOSED MORTGAGE LOAN TO _________________________ (THE "LANDLORD") SECURED BY _________________________ (THE "REAL PROPERTY") AND ASSIGNMENT OF LEASE TO LENDER (AS DEFINED BELOW) OF A CERTAIN LEASE TO _________________________ (THE "TENANT")

DEAR SIR OR MADAM:

        WE ARE THE TENANT UNDER THE TERMS OF A CERTAIN LEASE (TOGETHER WITH ANY AMENDMENTS, OPTIONS, EXTENSION AND RENEWALS LISTED BELOW, THE “LEASE”) DEMISING PREMISES WHICH COMPRISE ALL OR PART OF THE REAL PROPERTY. WE UNDERSTAND THAT (“LENDER”) WILL ACT AS THE LENDER IN CONNECTION WITH THE FUNDING OF A COMMERCIAL MORTGAGE LOAN (THE “LOAN”) IN THE NEAR FUTURE. AN ASSIGNMENT OF THE LEASE WILL BE PART OF LENDER’S SECURITY FOR THE LOAN.

TENANT CERTIFIES THAT:

(A)	IT OCCUPIES THE PREMISES DEMISED BY THE LEASE.

(B)	THE MATERIAL BUSINESS TERMS OF THE LEASE ARE AS FOLLOWS:

LANDLORD: ____________________________

LEASE DATE: ____________________________

LEASE COMMENCEMENT DATE: ____________________________

SUBLEASES (IF ANY): ____________________________

AMENDMENTS AND MODIFICATIONS (IF ANY): ____________________________

CURRENT MONTHLY BASE RENT: ____________________________

CURRENT EXPENSE REIMBURSEMENT: ____________________________

SQUARE FOOTAGE: ____________________________

EXPIRATION DATE: ____________________________

RENEWALS OR OPTIONS (IF ANY): ____________________________

SECURITY OR OTHER DEPOSIT: ____________________________

UNCOMPLETED TENANT IMPROVEMENTS (IF ANY): ____________________________

UNPAID TENANT ALLOWANCES (IF ANY): ____________________________

OTHER FINANCIAL OBLIGATION OF LANDLORD (IF ANY): ____________________________

(C)	THE LEASE IS IN FULL FORCE AND EFFECT, AND COMPRISES THE TENANT’S ENTIRE AGREEMENT WITH THE LANDLORD CONCERNING THE LEASED PREMISES.

(D)	TENANT HAS ACCEPTED AND CURRENTLY OCCUPIES THE LEASED PREMISES, IS PAYING FULL RENT UNDER THE LEASE, AND NEITHER (I) PRESENTLY ASSERTS ANY LANDLORD DEFAULT, CLAIM AGAINST LANDLORD, MATURED RIGHT OF SETOFF, OR RIGHT TO PAY REDUCED RENT NOR (II) KNOWS OF ANY FACT WHICH, WITH THE GIVING OF NOTICE OR THE PASSAGE OF TIME, OR BOTH, COULD GIVE RISE TO ANY SUCH DEFAULT, CLAIM OR RIGHT.

(E)	TENANT NEITHER (I) PRESENTLY ASSERTS ANY MATURED RIGHT TO TERMINATE OR TO CANCEL THE LEASE NOR (II) KNOWS OF ANY FACT WHICH, WITH THE GIVING OF NOTICE OR THE PASSAGE OF TIME, OR BOTH, COULD GIVE RISE TO ANY SUCH RIGHT.

(F)	TENANT DOES NOT PRESENTLY INTEND TO VACATE ITS PREMISES ANY TIME PRIOR TO THE LEASE’S EXPIRATION DATE AND KNOWS OF NO FACT WHICH COULD GIVE RISE TO ANY SUCH INTENT.

(G)	TENANT IS NOT THE DEBTOR IN ANY BANKRUPTCY OR STATE INSOLVENCY CASE AND IS NOT THE SUBJECT OF ANY RECEIVERSHIP, WINDING UP, LIQUIDATION OR SIMILAR PROCEEDING.

VERY TRULY YOURS,
TENANT:___________________________________________
BY:___________________________________________
PRINT NAME:_____________________________________
TITLE:__________________________________________
DATE:____________________________________, 2006

EXHIBIT D

IDB LEASE

EXHIBIT E

FORM OF COMMENCEMENT AGREEMENT

        This COMMENCEMENT AGREEMENT (the “Agreement”), made and entered into as of this _______ day of ________________, , by and between HIGHWOODS/TENNESSEE HOLDINGS, L.P., a Tennessee limited partnership (“Landlord”) and HEALTHWAYS, INC., a Delaware corporation (“Tenant”);

W I T N E S S E T H :

        WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated ___________________ (the “Lease”), for the Premises as defined therein, consisting of a Building with approximately 230,000 rentable square feet, in Franklin, Williamson County, Tennessee; and

        WHEREAS, the parties desire to establish the Rentable Square Fee, Commencement Date, Base Rent, Allowances, and Expiration Date, all as set forth below.

        NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars:

    1.        Capitalized terms used herein and not otherwise defined shall have the meaning given in the Lease.

    2.        The Commencement Date of the Lease is , . The term of the Lease commences on the Commencement Date and expires on , .

    3.        The Rentable Square Feet of the Building is agreed to be square feet.

    4.        The Base Rent payable under the Lease shall be as follows:

Period	Annual Base Rent	Monthly Installment
____, 20 - ____, 20	$___________	$___________
____, 20 - ____, 20	$___________	$___________
____, 20 - ____, 20	$___________	$___________

    5.        The TI Allowance based on the Rentable Square Feet in the Premises shall be $____________. The Architectural Allowance based on the Rentable Square Feet in the Premises shall be $______________. There is $___________ in unused TI Allowance that will applied against the Rent due as follows:______________________

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

LANDLORD:
HIGHWOODS/TENNESSEE HOLDINGS,L.P., a Tennessee limited partnership

By: Highwoods/Tennessee Properties, Inc., a Tennessee corporation, its sole general partner

By:___________________________________________
Print Name:_____________________________________
Title:__________________________________________
Date:____________________________________, 2006
TENANT:
HEALTHWAYS, INC., a Delaware corporation
By:___________________________________________
Print Name:_____________________________________
Title:__________________________________________
Date:____________________________________, 2006

EXHIBIT F

FORM OF GENERATOR LICENSE AGREEMENT

        THIS GENERATOR LICENSE AGREEMENT (as it may be amended in accordance with the terms hereof, this “Agreement”) is made as of the _______ day of _________________, , by and between HIGHWOODS/TENNESSEE HOLDINGS, L.P., a Tennessee Limited Partnership (“Owner”), and HEALTHWAYS, INC. (“Licensee”).

        WHEREAS, Owner is the owner of certain improved real property commonly known as the Cool Springs V Office Building (the “Building”); and

        WHEREAS, Licensee is the Tenant within the Building pursuant to a lease dated __________________, 2006, by and between Owner and Licensee (together with all amendments or modifications to such lease, the “Lease”); and

        WHEREAS, Licensee desires to have the right to install one (1) generator (the “Generator”) on the Premises and Owner wishes to grant Licensee such right pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises set forth above, for the terms and conditions delineated below, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties do hereby agree as follows:

    1.        Grant of License.

Owner hereby grants to Licensee the right, upon the terms and conditions contained herein, to install, repair, maintain and operate one (1) Generator (the “License”) on the Premises at a location on the Premises reasonably acceptable to Owner (the “Licensed Area”). Licensee may also use the Building’s conduits, subject to reasonable space limitations and Owner’s requirements for use of such conduits, for purposes of installing cable from the Generator to Licensee’s Premises.

    2.        Term of License.

The term of this Agreement and Licensee’s rights in and to the License shall commence on the date the Generator is installed on the Licensed Area and shall terminate simultaneously with the expiration of the Lease.

    3.        Right of Use.

Licensee shall have the right to use the Generator as Licensee deems appropriate so long as such use is in accordance with applicable laws, regulations and ordinances.

    4.        Installation Maintenance and Operation of the Generator.

    (a)        Licensee, at its own cost and expense, shall install, repair, maintain and operate (i) the Generator, (ii) the pad upon which the Generator shall be located (the “Pad”), (iii) the visual screening and concealment of the Generator (“Screening”), (iv) cabling required in connection with the installation and maintenance of the Generator (“Cabling”), and (v) any other work required in connection with the installation, repair, maintenance and operation of the Generator, the Pad, the Screening and/or the Cabling (collectively, the “Work”). Prior to Licensee’s installation of the Generator, the Pad, the Screening and the Cabling, Licensee shall submit to Owner written plans for same that shall include a photograph of the Generator, the dimensions of the Generator, a drawing of the Pad and the Screening, a description of the materials to be used in the installation of the Pad and the Screening, the location of the Cabling and any other information reasonably requested by Owner (collectively, the “Plans”). The Plans shall be subject to the review and approval of Owner which approval shall not be unreasonably withheld, conditioned or delayed, and Licensee shall not begin the installation of the Generator, the Pad the Screening or the Cabling without such Owner’s consent. In no event shall the Owner have any liability for the Work. Any and all expenses incurred in connection with the Work, including without limitation utility charges related thereto, shall be the sole responsibility of Licensee. Licensee shall have access to the Licensed Area at all times. All Work shall be completed in a workmanlike manner.

    (b)        Should any claim of lien or other lien be filed against the Land and/or the Building by reason of any act or omission of Licensee or any of Licensee’s agents, employees, contractors or representatives, then Licensee shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Licensee fail to discharge such lien within such ten (10) day period, then Owner may discharge the same, in which event Licensee shall reimburse Owner, on demand, as additional rent hereunder, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Owner in connection therewith.

    5.        Environmental Compliance.

The provisions of Article 28 of the Lease pertaining to Tenant’s liability for environmental conditions on the Premises shall apply equally to the Generator and the Licensed Area. Without limiting any provision of the Lease regarding hazardous materials, Licensee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances or materials on the Premises, including without limitation the Licensed Area. Licensee shall not allow the storage or use of such substances or materials on the Premises, including without limitation the Licensed Area, in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials. Licensee covenants and agrees that the Licensed Area will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Licensed Area, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

    (a)        Licensee shall hold Owner free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Owner shall incur, or which Owner would otherwise incur, by reason of Licensee’s failure to comply with this Section 5 including, but not limited to the reasonable fees and expenses of Owner’s attorneys, engineers, and consultants incurred by Owner in enforcing and/or confirming compliance with this Section 5.

    (b)        The covenants contained in this Section 5 shall survive the expiration or termination of this Agreement, and shall continue for so long as Owner and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Licensee has agreed to indemnify Owner under this Section 5.

    6.        Limitation of Liability/Indemnity. Except if caused by the gross negligence or willful misconduct of Owner or its employees, agents or representatives, Owner shall not have any obligations or liability associated with respect to the Generator or any obligation to comply with any laws or regulations relating thereto. Licensee’s installation, repair, maintenance and operation of the Generator shall be at its own risk and expense. Licensee agrees to maintain a liability and property damage insurance policy relating to the Generator, with minimum limits of liability of One Million Dollars ($1,000,000.00) for injury (or death to any one or more persons) and for damage to property. Licensee shall provide Owner with a certificate or binder of insurance in a form reasonably satisfactory to Owner certifying coverage in accordance with this Agreement, naming Owner as an additional insured and providing that same may not be canceled without at least thirty (30) days’ prior written notice to the Owner. Licensee shall indemnify and hold Owner harmless from and against any claims, demands, or causes of action for loss of life, personal injury or damage to property directly arising from the installation, repair, maintenance, operation and/or removal of the Generator, unless caused by the gross negligence or willful misconduct of Owner or Owner’s agents, invitees, successors or assigns.

    7.        Compliance with Laws. Licensee shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Licensed Area, the use and/or occupancy thereof and the Work. Licensee shall be responsible for obtaining, if required, any building permits, and any licenses or permits which may be required in connection with the Work. If required by any governmental agency, Licensee shall install a waterproof label on the Generator specifying the name, address and phone number of the Licensee and the name and phone number of a person to contact in an emergency. Licensee shall not make or permit any use of the Licensed Area which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants of the Building or owners of property adjacent to the Premises.

    8.        Notice. Any notice provided hereunder shall be given as set forth in Article 25 of the Lease.

    9.        Termination. Upon the expiration or sooner termination of the Lease, this Agreement shall immediately terminate and the Licensee shall immediately quit and surrender the Licensed Area to the Owner. Licensee shall immediately remove at its own cost and expense the Generator, Pad, Screening, Cabling and related equipment, and shall restore the Land to the condition which was found prior to the installation of the Generator, Pad, Screening, Cabling and related equipment, reasonable wear and tear excepted. The Generator shall be considered personal property of Licensee and not a structural improvement to the Land. If, however, Licensee fails to timely perform such removal, the Generator shall be deemed abandoned by Licensee and may be claimed by Owner or removed by Owner at Licensee’s expense.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first above written.

LANDLORD:
HIGHWOODS/TENNESSEE HOLDINGS,L.P., a Tennessee limited partnership

By: Highwoods/Tennessee Properties, Inc., a Tennessee corporation, its sole general partner

By:___________________________________________
Print Name:_____________________________________
Title:__________________________________________
Date:____________________________________, 2006
TENANT:
HEALTHWAYS, INC., a Delaware corporation
By:___________________________________________
Print Name:_____________________________________
Title:__________________________________________
Date:____________________________________, 2006

EXHIBIT G

ESTIMATED COSTS

TOTAL PROJECT COST ESTIMATE

LAND			$ 4,945,500	fixed
CONSTRUCTION COSTS
SHELL	$29,108,000	estimated
TI ALLOWANCE 255,041 @ $42.63	$10,872,399	fixed
LANDSCAPING AND SITE WORK	$ 1,500,000	estimated
PARKING DECK	$ 6,655,000	estimated
SUB-TOTAL			$ 48,135,399	estimated
SOFT COSTS
TAXES	$ 150,000	estimated
SECURITY	$ 200,000	estimated
TESTING	$ 150,000	estimated
INSURANCE	$ 56,000	estimated
SIGNAGE	$ 90,000	estimated
LEGAL	$ 35,000	estimated
ARCHITECT	$ 1,250,000	estimated
ENGINEERING	$ 200,000	estimated
SPACE PLANNING	$ 50,000	estimated
DEVELOPMENT FEE	$ 1,500,000	fixed
IMPACT FEES	$ 1,200,000	estimated
MARKETING	$ 20,000	estimated
COMMISSION TO CB RICHARD ELLIS	$ 3,911,995	estimated
OVERHEAD	$ 382,562	fixed
MISCELLANEOUS	$ 150,000	estimated
SUB-TOTAL			$ 9,345,557	estimated
CONSTRUCTION INTEREST			$ 2,432,541	estimated
CONTINGENCY			$ 255,041	estimated

TOTAL COSTS		*$65,114,038 or $255.31/sf

                                                            *Based on the estimated costs, Healthways' contribution at occupancy would be $3,904,198